UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed	by the Registrant ☒

Filed	by a Party other than the Registrant ☐

Check	the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

MSCI Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MSCI Inc.

One Chase Manhattan Plaza, 44th Floor

New York, New York 10005

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 2, 2012 2:30 PM, LOCAL TIME

March 19, 2012

Fellow Shareholder:

I cordially invite you to attend MSCI Inc.’s 2012 annual meeting of shareholders to be held at One Chase Manhattan Plaza, 28th Floor, New York, New York 10005 on May 2, 2012 at 2:30 PM, local time, for the following purposes:

1.	elect members of the Board of Directors;

2.	approve, by non-binding vote, our executive compensation, as described in these proxy materials;

3.	ratify the appointment of Deloitte & Touche LLP as independent auditor;

4.	amend our Amended and Restated Certificate of Incorporation to (a) eliminate the 250 million authorized shares of Class B common stock, none of which are currently outstanding, (b) increase the total number of authorized shares of our Class A common stock by 250 million, (c) refer to the Class A common stock as “common stock,” and (d) make certain other conforming changes; and

5.	transact such other business as may properly come before the annual meeting.

Our Board of Directors recommends that you vote “FOR” the election of the directors, the advisory approval of our executive compensation, the ratification of the appointment of our independent auditor and the amendment of our Amended and Restated Certificate of Incorporation to eliminate the Class B common stock, increase the total number of authorized shares of our Class A common stock (such increase representing the aggregate number of Class B common stock being eliminated), rename our Class A common stock and make certain other conforming changes.

We are pleased to take advantage of the Securities and Exchange Commission rules again this year that allow us to furnish our proxy materials over the Internet. As a result, we are mailing to many of our shareholders the Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials, including this Proxy Statement and our 2011 Annual Report on Form 10-K. The Notice of Internet Availability of Proxy Materials contains instructions on how to access this Proxy Statement (including proxy card) and our 2011 Annual Report on Form 10-K over the Internet, as well as how to vote by Internet and mail. The Notice of Internet Availability of Proxy Materials and this Proxy Statement also contain instructions on how you can receive a paper or e-mail copy of our proxy materials. We believe that posting the proxy materials on the Internet expedites shareholders’ receipt of the information that they need, while lowering our costs of printing and delivery and reducing the environmental impact of our annual meeting of shareholders.

The Notice of Internet Availability of Proxy Materials was mailed to our shareholders beginning on or about March 19, 2012. These proxy materials are being made available to our shareholders beginning on or about March 19, 2012.

As a shareholder of MSCI Inc., your vote is important. Whether or not you plan to attend our 2012 annual meeting of shareholders in person, it is important that you vote as soon as possible to ensure that your shares are represented. Shareholders may listen to a webcast of our annual meeting by following the instructions that will be available in the “Investor Relations” section of our website at www.msci.com.

Thank you for your support of MSCI Inc.

Very truly yours,

Henry A. Fernandez
Chairman, Chief Executive Officer and President

*****

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 2, 2012. Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available at www.proxyvote.com.

MSCI Inc.

One Chase Manhattan Plaza, 44th Floor

New York, New York 10005

PROXY STATEMENT

2012 Annual Meeting of Shareholders

to be held May 2, 2012

We are furnishing this Proxy Statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2012 annual meeting of shareholders. We are mailing the Notice of Internet Availability of Proxy Materials on or about March 19, 2012. This Proxy Statement is being made available to our shareholders on or about March 19, 2012. In this Proxy Statement, we refer to MSCI Inc. as the “Company,” “MSCI,” “we,” “our” or “us” and the Board of Directors as the “Board.” In December 2010, the Board approved a change in the Company’s fiscal year end from November 30 to December 31, beginning January 1, 2011. The period from December 1, 2010 to December 31, 2010 was a transition period (December 2010 transition period). Whenever we refer to the Company’s fiscal year prior to 2011, we mean the twelve-month period ending November 30 of the stated year. When we refer to fiscal 2011, we mean the twelve-month period ending December 31, 2011.

Questions and Answers about the Annual Meeting and Voting

What are the date, time and place of the annual meeting?

We will hold the annual meeting on May 2, 2012 at 2:30 PM, local time, at One Chase Manhattan Plaza, 28th Floor, New York, NY 10005.

Who may vote at the annual meeting?

The record date for the annual meeting is March 7, 2012. If you were the owner of MSCI’s Class A common stock as of the close of business on March 7, 2012, you may vote at the annual meeting. Each share of Class A common stock entitles you to one vote on each matter voted on at the annual meeting.

When you arrive at the annual meeting, you must present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (SEC), we are making this Proxy Statement and our 2011 Annual Report on Form 10-K available to our shareholders over the Internet. As a result, unless you have previously requested electronic access to our proxy materials or the receipt of paper proxy materials, you will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our 2011 Annual Report on Form 10-K over the Internet, how to request a printed or e-mail copy of these materials and how to vote by Internet and mail. We will mail the Notice of Internet Availability of Proxy Materials on or about March 19, 2012. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares.

In addition, if you are voting online, you will be prompted to consent to receiving proxy materials electronically in future years. Choosing to receive your future proxy materials electronically will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials electronically, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it. See “Consent to Electronic Delivery of Annual Meeting Materials” on page 48 for further information on electing to receive proxy materials electronically.

How many shares must be present to hold the annual meeting?

A majority of the shares of our Class A common stock outstanding as of the record date must be present, in person or by proxy, at the annual meeting in order to hold the meeting and conduct business. This is called a “quorum.” On the record date, 121,461,418 shares of Class A common stock were outstanding. Your shares are counted as present at the annual meeting if you are present and vote in person at the annual meeting or properly submit your proxy prior to the annual meeting.

What is the difference between holding shares as a “record holder” and as a beneficial owner of shares held in “street name”?

If your shares are registered directly in your name with MSCI’s transfer agent, Computershare Shareowner Services LLC, you are considered a “shareholder of record” with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other holder of record, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

How do I vote my shares without attending the annual meeting?

Whether you are a “shareholder of record” or hold your shares in “street name,” you may direct your vote without attending the annual meeting in person.

If you hold shares as a record holder, you may vote by Internet by following the instructions on the Notice of Internet Availability of Proxy Materials. If you requested printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail or by submitting your vote by telephone or Internet as described on your proxy card. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity. If you submit a signed proxy card without indicating your vote, the officers of MSCI named as proxies voting the proxy will vote your shares according to the Board’s recommendations.

If you hold shares through a broker, follow the voting instructions you receive from your broker. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your broker nominee as you have directed.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote:

1.	“FOR” the election of the nominees for the Board named in this Proxy Statement;

2.	“FOR” the approval of our executive compensation, as described in this Proxy Statement;

3.	“FOR” the ratification of the appointment of Deloitte & Touche LLP as independent auditor; and

4.	“FOR” the amendment of our Amended and Restated Certificate of Incorporation to eliminate the authorized shares of Class B common stock, increase the total number of authorized shares of our Class A common stock (such increase representing the aggregate number of shares of Class B common stock being eliminated), refer to our Class A common stock as “common stock” and make certain other conforming changes.

What are broker non-votes and how are they counted at the annual meeting?

Broker non-votes occur when brokers do not receive voting instructions from their customers and the broker does not have discretionary voting authority with respect to a proposal. If you are the beneficial owner of shares held in “street name” and you do not give instructions as to how to vote, your broker may have authority to vote your shares on certain discretionary items but not other non-discretionary items, as determined by the New York Stock Exchange (NYSE):

•

Discretionary Item. Proposal 3—the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor is a “discretionary” item. NYSE member brokers that do not receive instructions from beneficial owners may vote on this proposal in their discretion, subject to any voting policies adopted by the broker holding your shares.

•

Non-discretionary Items. Proposal 1—election of directors, Proposal 2—approve, by non-binding vote, our executive compensation and Proposal 4—amendment of our Amended and Restated Certificate of Incorporation are considered “non-discretionary” items. NYSE members that do not receive instructions from beneficial owners may not vote on these proposals on behalf of their customers.

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of the election of directors, the advisory approval of our executive compensation and the proposed amendments to our Amended and Restated Certificate of Incorporation and will therefore have no effect on the outcome of these proposals. This is because each of these proposals requires consideration of the votes cast and broker non-votes are not considered votes cast under the laws of Delaware (our state of incorporation). Therefore, if you hold your shares through a broker, it is critically important that you submit your voting instructions if you want your shares to count in the election of directors, the advisory approval of our executive compensation and the amendment of our Amended and Restated Certificate of Incorporation.

How do I vote my shares in person at the annual meeting?

Even if you plan to attend the annual meeting, we encourage you to vote by telephone or Internet, or by returning a proxy card if you requested printed materials. This will ensure that your vote will be counted if you are unable to, or later decide not to, attend the annual meeting. If you are a “shareholder of record,” you may vote in person by marking and signing the ballot to be provided at the annual meeting. If you are the beneficial owner of shares held in “street name” and you want to vote in person at the annual meeting, you must obtain a legal proxy in your name from your bank, broker or other record holder and present it at the annual meeting.

Submitting your proxy will not limit your right to vote in person at the annual meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions.

How many votes are required to approve the election of the directors and how are my votes counted?

Each director will be elected by a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. In the event that the number of nominees exceeds the number of directors to be elected, each director will be elected by a plurality of the votes cast in such a contested election.

Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.” As required by our Amended and Restated Bylaws (Bylaws), each director, prior to the annual meeting, will submit an irrevocable letter of resignation as director that becomes effective if (i) he or she is not elected by shareholders in an uncontested election and (ii) the Board accepts the resignation. If a director is not elected in an uncontested election, the Nominating and Corporate Governance

Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision, including the rationale behind the decision if it rejects the resignation, within 90 days after the election results are certified.

With regard to proposal 1—election of directors, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” An abstention will not count as a vote “FOR” or “AGAINST” the election of a director and will therefore have no effect on the outcome of the election of our directors in an uncontested election, because abstentions are not considered votes cast under the laws of Delaware (our state of incorporation).

How many votes are required to approve the other proposals and how are my votes counted?

Approval of proposals 2, 3 and 4 each require the affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the annual meeting and entitled to vote on these proposals. You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to these proposals.

If you abstain from voting on any of these proposals, your shares will be counted as present for purposes of establishing a quorum at the annual meeting. An abstention will not count as a vote “FOR” or “AGAINST” proposals 2, 3 and 4 at the annual meeting and will have no effect on the outcome, because abstentions are not considered votes cast under the laws of Delaware (our state of incorporation).

How do I revoke or change my proxy?

If you hold your shares as a “shareholder of record,” you can revoke or change your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to the Corporate Secretary, Gary Retelny, MSCI Inc., One Chase Manhattan Plaza, 44th Floor, New York, New York 10005; (2) submitting a later proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting in person at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote in person at the meeting.

If you hold your shares as a beneficial holder in “street name,” you may revoke your proxy by following the instructions your broker, bank or other nominee provides.

Could other matters be decided at the annual meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the annual meeting other than those referred to in this Proxy Statement.

If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the annual meeting for consideration, the officers of MSCI named as proxies voting the proxy will have the discretion to vote on those matters for you.

Will the annual meeting be webcast?

You may listen to the annual meeting under the “Investor Relations” link at www.msci.com. Please go to our website prior to the annual meeting to register. Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.

Will my vote be confidential?

Our Bylaws provide that your vote is confidential and will not be disclosed to any officer, director or employee, except in certain limited circumstances such as when you request or consent to disclosure.

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by representatives of Broadridge Financial Solutions, Inc., our inspector of elections, and will be subsequently published by us by the filing of a current report on Form 8-K with the SEC shortly after our annual meeting. These filings will be available on our website under the “Investor Relations” link at www.msci.com.

Who will pay for the cost of the proxy solicitation?

MSCI will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers, employees or agents in person or by telephone, electronic transmission and facsimile transmission. We have hired Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902 to distribute and solicit proxies. We will pay Morrow & Co. a fee of $8,000, plus reasonable expenses, for these services.

 Item 1—Election of Directors

Our Board currently has nine (9) directors and following the annual meeting will consist of eight (8) directors. Mr. Scott M. Sipprelle is not standing for re-election to the Board at the annual meeting. Each director stands for election at each annual meeting of shareholders and holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. All of the nominees are directors of MSCI as of March 19, 2012, and each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board.

Benjamin F. duPont (48). Mr. duPont is co-founder and President of yet2.com, a firm founded in 1999. Prior to that, Mr. duPont worked for the DuPont Corporation from 1986 to 1999, most recently in the Specialty Chemicals, Fibers and Automotive division. Mr. duPont holds a Bachelor of Science in mechanical engineering from Tufts University.

Director since: 2008

Other Public Company Directorships: Platinum Research Organization, Inc. (April 2007-January 2009)

As co-founder and President of yet2.com, a leading technology and intellectual property marketplace, Mr. duPont brings experience to the Board in the areas of intellectual property and technology evaluation, licensing and development. These areas are vital to MSCI’s continued success, as its business depends on the creation, protection, and successful exploitation of its intellectual property. Mr. duPont is a resource for the Board as it assesses MSCI’s business development and research and development needs in connection with its internal and external growth strategies. For these reasons, the Board has concluded that, as of the date of this Proxy Statement, he should be re-elected at the annual meeting to continue to serve as a member of the Board.

Henry A. Fernandez (53). Mr. Fernandez has served as our Chairman since October 2007 and has served as our Chief Executive Officer (CEO), President and as a director since 1998. Prior to joining us, Mr. Fernandez worked for Morgan Stanley from 1983 to 1991 and from 1994 to 2009, most recently as a Managing Director in the Institutional Equity Division. Mr. Fernandez holds a Bachelor of Arts in economics from Georgetown University and an M.B.A. from the Stanford University Graduate School of Business.

Director since: 1998

Because Mr. Fernandez has been the CEO of the Company since 1998 and has been instrumental in the internal and external growth of the Company, the design and execution of the Company’s acquisitions of Barra in 2004 and RiskMetrics Group, Inc. (RiskMetrics) and Measurisk, LLC (Measurisk) in 2010, and MSCI’s initial public offering (IPO) in 2007, he brings to the Board an unparalleled historical knowledge and depth of understanding of the Company and its business. The skills and experience that Mr. Fernandez acquired in founding two private equity investment firms and while working in various areas at Morgan Stanley, including emerging markets product strategy and equity derivative sales and trading, mergers and acquisitions and corporate finance worldwide, have proven invaluable to the Company’s continued success following its IPO. These skills will remain vital to the continued success of the Company’s day-to-day operations, the successful execution of the Company’s strategic growth and the development of competitive strategies. For these reasons, the Board has concluded that, as of the date of this Proxy Statement, he should be re-elected at the annual meeting to continue to serve as a member of the Board.

Alice W. Handy (63). Ms. Handy is the founder and Chief Executive Officer of Investure, an outsourced investment office for a small group of colleges and foundations. Prior to forming Investure in 2003, Ms. Handy was the President of the University of Virginia Investment Management Company. Beginning in 1974 and except for the period from November 1988 to January 1990, during which time Ms. Handy served as the State Treasurer of Virginia, she was actively involved in the investment of the endowment and operating funds of the University of Virginia and served over the years as Investment Officer, Assistant Vice President and Treasurer. Ms. Handy was the chair of the board of the Thomas Jefferson Foundation (Monticello) from 2008 to 2010 and currently serves on the board of the Bessemer Securities Corporation. Ms. Handy holds a Bachelor of Arts in economics from Connecticut College and took graduate courses in economics at the University of Virginia.

Director since: 2009

The experience that Ms. Handy acquired during her long and successful career in investing for and advising endowments across all asset classes and working with a wide variety of asset managers provides the Board with valuable knowledge and insight into important parts of the Company’s client base. The Company also hopes to leverage her experience in the investment process across all asset classes to enhance its product development strategy and continue to expand its focus beyond equities. For these reasons, the Board has concluded that, as of the date of this Proxy Statement, she should be re-elected at the annual meeting to continue to serve as a member of the Board.

Catherine R. Kinney (60). Ms. Kinney retired from NYSE Euronext in March 2009. She had served in Paris, France from July 2007 until 2009, with responsibility for overseeing the company’s global listing program, marketing and branding. From 2002 to 2008, Ms. Kinney was the President and Co-Chief Operating Officer of the New York Stock Exchange Inc. and, following the Archipelago Exchange merger in 2006 and Euronext merger in 2007, the NYSE Group Inc. and NYSE Euronext, respectively. Ms. Kinney held a variety of management positions at NYSE Euronext and its predecessor entities since joining the company in 1974, including regulation from 2002 to 2004, client relationships from 1996 to 2007 and trading floor operations and technology from 1987 to 1996. Ms. Kinney holds a Bachelor of Arts from Iona College and has completed the Advanced Management Program at Harvard Graduate School of Business. She has received honorary degrees from Georgetown University, Fordham University and Rosemont College.

Director since: 2009

Other Public Company Directorships: Metlife Inc. (April 2009-present), Netsuite Inc. (March 2009-present)

The Board believes that the leadership and management skills that Ms. Kinney acquired during her 35 year career at the NYSE, where she held high level positions such as Group Executive Vice President of NYSE Euronext and President and Co-Chief Operating Officer of the NYSE, will increase the effectiveness of the Board. Additionally, the corporate governance knowledge that Ms. Kinney acquired during her successful career at the NYSE and which she continues to develop led to her appointment to the Chair of the Company’s Nominating and Corporate Governance Committee, from which position, the Board believes she has helped the Company further strengthen its corporate governance initiatives. Ms. Kinney’s service on other public company boards also contributes additional insight to the Board with respect to public company processes. For these reasons, the Board has concluded that, as of the date of this Proxy Statement, she should be re-elected at the annual meeting to continue to serve as a member of the Board.

Linda H. Riefler (51). Ms. Riefler has served as the Chairman of Global Research at Morgan Stanley since June 2011 and prior to that had served as the Global Head of Research since 2008. She is also a member of Morgan Stanley’s Management Committee. She was the Chief Talent Officer of Morgan Stanley from 2006 to 2008. Ms. Riefler joined Morgan Stanley in 1987 in the Capital Markets division and was elected a Managing Director in 1998 while in the Research division. Ms. Riefler holds a Bachelor of Arts in economics from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

Director since: 2005

Because Ms. Riefler has been associated with the Company since 2005 and has played an important role in influencing the Company’s strategic direction, the Board believes that her in depth knowledge of the Company and its business give her a unique insight into the Company’s growth opportunities. The knowledge that Ms. Riefler acquired as the Chief Talent Officer of Morgan Stanley helps the Company realize the full potential of its employees and implement its internal growth strategies. Also, as Global Head of Research at Morgan Stanley, Ms. Riefler’s experience with valuing companies has served and will continue to serve an important role with respect to supporting the Board and the Company in the assessment of external growth strategies. For these reasons, the Board has concluded that, as of the date of this Proxy Statement, she should be re-elected at the annual meeting to continue to serve as a member of the Board.

George W. Siguler (64). Mr. Siguler co-founded Siguler Guff & Company (Siguler Guff), a private equity investment organization headquartered in New York with over $9 billion of assets under management. Prior to co-founding Siguler Guff, Mr. Siguler was a Managing Director and head of PaineWebber’s Private Equity Group from 1991 to 1995. From 1983 to 1984, Mr. Siguler served in the Reagan Administration as the Chief of Staff of the U.S. Department of Health and Human Services. Mr. Siguler was also a founder of the Harvard Management Company, the investment subsidiary of Harvard University, and served as the Associate Treasurer of the University. Mr. Siguler is currently an Overseer of the Hoover Institution at Stanford University, a member of the Rand Corporation’s Center for Asia Pacific Policy and its Russian Business Leaders Forum. He is also a trustee of the Emerging Market Private Equity Association and a member of the Pacific Pension Institute and the Russell 20-20 Group. Mr. Siguler holds a Bachelor of Arts from Amherst College and an M.B.A. from Harvard Business School.

Director since: 2009

In light of the Company’s objective to continue to grow its business and presence in emerging markets, the insight into investment related opportunities in emerging markets that Mr. Siguler brings to the Board from his private equity investment experience in such markets makes him an invaluable resource to the Company. In addition to his distinguished record of success in the investment management industry, he has developed expertise in several valued areas including finance, strategic development and operations. For these reasons, the Board has concluded that, as of the date of this Proxy Statement, he should be re-elected at the annual meeting to continue to serve as a member of the Board.

Patrick Tierney (66). Mr. Tierney retired from Reed-Elsevier in 2008, where he served on the Board of Directors and Management Committee and served as the CEO of its Harcourt Education Division since 2002. Prior to that, Mr. Tierney served as the CEO of Thomson Financial from 2000 to 2002 and as CEO of the Scientific, Technical, Healthcare, Business Information, Database and select Education business of The Thomson Corporation from 1997 to 2000. Mr. Tierney holds a Bachelor of Science in business and an M.B.A. from the University of Colorado.

Director since: 2010

As the former CEO of Reed-Elsevier’s Harcourt Education Division and Thomson Financial, Mr. Tierney is a recognized executive with knowledge and leadership skills acquired in the publishing and electronic business information industry that the Company believes provide industry-relevant support and counsel to help guide the strategic direction of the Company. Additionally, the financial expertise that Mr. Tierney developed during his long and successful career in various management positions is useful to the Board in its role as an effective and independent governing body. For these reasons, the Board has concluded that, as of the date of this Proxy Statement, he should be re-elected at the annual meeting to continue to serve on the Board.

Rodolphe M. Vallee (51). Mr. Vallee is currently the Chairman and CEO and owner of R. L. Vallee, Inc., an energy distribution company. Mr. Vallee has held this position from 2007 to present and from 1992 to 2005. Mr. Vallee served as the United States Ambassador to the Slovak Republic from 2005 to 2007, before returning to R. L. Vallee, Inc. Mr. Vallee holds a Bachelor of Arts in biology from Williams College and an M.B.A. from The Wharton School of the University of Pennsylvania.

Director since: 2008

Mr. Vallee’s experience with managing both internal and acquisition related growth has proven to be integral to the Board successfully realizing its strategic direction. Through this experience, he has developed expertise in several valued areas, including strategic development, business development and finance. Mr. Vallee has also served as the Lead Director of our Board since January 2010 and was recently appointed to serve in this position for an additional year. In this position, he has proven to be a strong and independent leader with vision, which complements his knowledge of MSCI, its financial position and its operations. See “Corporate Governance—Board Leadership Structure” below. For these reasons, the Board has concluded that, as of the date of this Proxy Statement, he should be re-elected at the annual meeting to continue to serve as a member of the Board.

Our Board unanimously recommends a vote “FOR” the election of all eight (8) nominees. Proxies solicited by our Board will be voted “FOR” these nominees unless otherwise instructed.

Corporate Governance

Corporate Governance Documents. MSCI has a corporate governance website at the “Corporate Governance” link under the “Investor Relations” link at www.msci.com.

Our Corporate Governance Policies (including our Director Independence Standards, attached hereto as Annex B), Code of Ethics and Business Conduct and Board Committee charters are available at our corporate governance website at the “Corporate Governance” link under the “Investor Relations” link at www.msci.com and are available without charge to any shareholder who requests them by writing to our Corporate Secretary, Gary Retelny, MSCI Inc., One Chase Manhattan Plaza, 44th Floor, New York, New York 10005 or investor.relations@msci.com.

Our Code of Ethics and Business Conduct applies to our directors, executive officers and employees. If we make any substantive amendment to, or grant a waiver from, a provision of the Code of Ethics and Business Conduct for our chief executive officer (sometimes referred to as the CEO), chief financial officer (sometimes referred to as the CFO), principal accounting officer or controller or persons performing similar functions, we will satisfy the applicable SEC disclosure requirement by promptly disclosing the nature of the amendment or waiver on our website under the “Investor Relations” link at www.msci.com.

Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.

Board Leadership Structure. Henry A. Fernandez has served as our Chairman of the Board since MSCI’s IPO in November 2007 and CEO since 1998. The Board has determined that this leadership structure is appropriate for MSCI since Mr. Fernandez has an unparalleled historical knowledge and depth of understanding of the Company and its business. This provides our Company with consistent leadership that has proven to be strong throughout the evolution of the Company. In addition, given continuing changes in the market and the fact that the Company is a relatively new public company, the Board believes that having one person serving as both the Chairman and the CEO provides decisive and effective leadership.

Our Corporate Governance Policies provide that an independent Lead Director will be appointed annually whose responsibilities include, among others, presiding at all meetings of the Board at which the Chairman is not present, calling and leading independent director and non-employee director sessions, facilitating communication between the Chairman and the non-employee and independent directors, advising the Chairman of the Board’s informational needs and meeting agendas, and to be available, if requested by major shareholders, for consultation and direct communication.

While the Lead Director is elected annually, it is generally expected that he or she will serve for more than one year to provide consistency and continuity. Rodolphe M. Vallee has been our Lead Director since 2010 and was re-elected to this position in February 2012.

The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary according to the circumstances. A number of factors support the leadership structure chosen by the Board, including, among others, a Board that consists of a substantial majority of independent directors who are highly qualified and experienced and exercise a strong, independent oversight function, the appointment of a strong and independent Lead Director and regular executive sessions of non-management directors and periodic executive sessions of the independent directors. Also, the Company’s Bylaws and Corporate Governance Policies contemplate a structure where the CEO would not also serve as the Chairman of the Board should that be deemed appropriate and in the best interest of MSCI and its shareholders. The Board believes that these factors provide the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.

Risk Oversight by the Board. The Board executes its oversight responsibility for risk management directly and through its committees, as follows:

•

The Audit Committee has primary responsibility for reviewing the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposure and the steps that have been taken to monitor and control such exposures. It is the responsibility of senior management to determine the appropriate level of the Company’s exposure to risk. The Company’s Head of Internal Audit reports independently to the Audit Committee. Each quarter, the Audit Committee’s meeting agenda includes a discussion of the quarterly risk report which includes areas of potential risk that are identified based on the volatility or dynamic nature of a specific area, underlying or market risk, or identified by management or the Audit Committee.

•	The Compensation Committee oversees risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally.

•

The Board is kept informed of its committees’ risk oversight and other activities via reports of the committee chairmen to the full Board. These reports are presented at every regular Board meeting. The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure and our development activities. In addition, the Board also receives a copy of the quarterly risk report. Management routinely informs the Board of developments that could affect our risk profile or other aspects of business.

Director Independence. Our Corporate Governance Policies provide that the Board should have a significant majority of independent directors meeting the independence requirements of the NYSE. Our Board has determined that each of Messrs. duPont, Siguler, Sipprelle, Tierney and Vallee and Mmes. Handy and Kinney is independent under the requirements of our Corporate Governance Policies, which follow the NYSE rules and established guidelines. Our Director Independence Standards are attached hereto as Annex B and are also available on our website under the “Investor Relations” link at www.msci.com. Therefore, seven (7) of nine (9) of our current directors are independent. Mr. Sipprelle is not standing for re-election at the annual meeting. The Board determined that Ms. Riefler was not independent for NYSE purposes because she was and continues to be an employee of Morgan Stanley, our former controlling shareholder until May 22, 2009. Mr. Fernandez is not independent because of his status as Chief Executive Officer and President of MSCI.

All members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee satisfy the independence requirements of the NYSE. In addition, each member of the Audit Committee meets the heightened independence standards required for audit committee members.

Board and Committee Meetings. Our Board met seven (7) times, held four (4) executive sessions and took action by unanimous written consent on two (2) occasions during fiscal 2011 and the December 2010 transition period. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member, except Ms. Riefler who attended 72% of such meetings. The Board’s separately designated standing committees are set forth below.

Name of Director	Audit Committee(1)	Compensation Committee(2)	Nominating and Corporate Governance Committee(3)
Independent Directors:
Benjamin F. duPont	✓	✓
Alice W. Handy			✓
Catherine R. Kinney		✓	Chair
George W. Siguler			✓
Scott M. Sipprelle(4)	Chair
Patrick Tierney	✓
Rodolphe M. Vallee	✓	Chair	✓
Non-Independent Directors:
Henry A. Fernandez
Linda H. Riefler
Number of Fiscal 2011 and December 2010 Transition Period Meetings	7	7	4

(1)

Effective following the 2012 annual meeting of shareholders, the Board expects to appoint Mr. Vallee as the Chair of the Audit Committee and expects to appoint Mr. Siguler to the Audit Committee. Mr. Tierney will continue to serve as a member of the Audit Committee. Mr. duPont is expected to resign from the Audit Committee and Mr. Sipprelle is not standing for re-election to the Board at the 2012 annual meeting of shareholders.

(2)

Effective following the 2012 annual meeting of shareholders, the Board expects to appoint Mr. duPont as the Chair of the Compensation Committee. Mr. Vallee and Ms. Kinney will continue to serve as members of the Compensation Committee.

(3)

Effective following the 2012 annual meeting of shareholders, the Board expects to appoint Mr. Tierney to the Nominating and Corporate Governance Committee. Messrs. Siguler and Vallee are expected to resign from the Nominating and Corporate Governance Committee. Ms. Kinney will continue to serve as Chair of the Nominating and Corporate Governance Committee and Ms. Handy will continue to serve as a member of the Nominating and Corporate Governance Committee.

(4)	Mr. Sipprelle is not standing for re-election to the Board at the 2012 annual meeting of shareholders.

Our Board has adopted a written charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee setting forth the roles and responsibilities of each committee. The charters are available at our corporate governance website at the “Corporate Governance” link under the “Investor Relations” link at www.msci.com. Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.

Audit Committee

MSCI’s separately designated standing Audit Committee was established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, as amended (Exchange Act). The Audit Committee oversees the integrity of MSCI’s financial statements and compliance with certain legal and regulatory requirements. Under its Charter, the Audit Committee shall, among other things:

•	be directly responsible for the appointment, compensation, retention and oversight of the independent auditor;

•	pre-approve audit and permitted non-audit services;

•	review and approve the scope and staffing of the independent auditor’s annual audit plans;

•

evaluate the independent auditor’s qualifications, performance and independence and evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the internal audit plan;

•

meet to review and discuss with management and the independent auditor, the annual audited financial statements and quarterly financial statements, including reviewing MSCI’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Company’s Form 10-K or Form 10-Q, as applicable;

•	review, in conjunction with the CEO and CFO, the Company’s disclosure controls and procedures for internal control over financial reporting;

•

review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and steps that have been taken to monitor and control such exposures; and

•	prepare the Audit Committee Report that SEC rules require to be included in the Company’s annual proxy statement, which is included on page 42 of this Proxy Statement.

The Audit Committee Charter also provides that:

•	the Audit Committee will be comprised of at least three members meeting the independence and experience requirements of the NYSE and SEC; and

•	all Audit Committee members must be financially literate under the NYSE rules and the Audit Committee must have at least one “audit committee financial expert” as defined by SEC rules.

The Board has determined that each of the Audit Committee members, Messrs. duPont, Sipprelle, Tierney and Vallee, are independent within the meaning of the NYSE standards of independence for directors and audit committee members and satisfy the NYSE financial literacy requirements. In addition, our Board has designated each of Messrs. Sipprelle and Vallee an “audit committee financial expert” as defined by SEC rules. Mr. Scott M. Sipprelle is not standing for re-election to the Board at the annual meeting.

Compensation Committee

Under its Charter, the Compensation Committee shall, among other things:

•

review the Company’s compensation strategy and review and approve the Company’s compensation and benefits policies generally, including reviewing and approving any incentive-compensation and equity-based plans of the Company that are subject to Board approval;

•

review and approve the compensation of our CEO and each of the Company’s other executive officers, including base salary and annual cash and equity incentive compensation, employment, severance and change-in-control agreements and any other compensation, ongoing perquisites or special benefit items;

•	identify corporate goals and objectives and evaluate each executive officer’s performance in light of such goals and objectives;

•	review every two years and recommend to the Board, when appropriate, director compensation;

•	oversee plans for management development and succession;

•	administer our equity-based compensation plans; and

•

review and discuss the Compensation Discussion and Analysis with management, prepare the Compensation Committee Report required by SEC rules and recommend to the Board the inclusion of each in the Company’s annual proxy statement, which are included on pages 19 and 31 of this Proxy Statement, respectively.

Nominating and Corporate Governance Committee

Under its Charter, the Nominating and Corporate Governance Committee shall, among other things:

•	oversee searches for and identify candidates for election to the Board;

•	recommend criteria and individuals for appointment to the Board and its committees;

•	assess performance of directors;

•	periodically review the composition of the Board and its committees and consider rotation of committee members and committee Chairmen;

•	at least annually, lead the Board in a self-evaluation to determine whether it and its committees are functioning effectively;

•	make recommendations to the Board as to determinations of director independence; and

•	at least annually, review and assess the adequacy of our Corporate Governance Policies and Code of Ethics and Business Conduct for the Company and oversee compliance therewith.

Director Qualifications. The Nominating and Corporate Governance Committee’s Charter requires it to review candidates’ qualifications for membership on the Board or a committee of the Board, including making a specific determination as to the independence of each candidate, based on the criteria approved by the Board (and taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under law or NYSE rules for Audit Committee membership purposes). If the Nominating and Corporate Governance Committee determines that adding a new director is advisable, it will recommend such individual to the Board for appointment to the Company’s Board.

Consistent with our Corporate Governance Policies, when appointing directors, the Board takes into account the diversity of a candidate’s perspectives, background, and other demographics. Our diversity objectives are also implemented and monitored through periodic reviews by the Nominating and Corporate Governance Committee of the composition of the Board and its committees in light of the then-current challenges and needs of the Board, the Company and each committee, which result in determinations as to whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience. The composition of our current Board demonstrates the Board’s commitment to diversity in a number of areas as it is comprised of women and men of differing backgrounds, educations, business and other experiences, skills, ages, national origins and viewpoints. See “Item 1—Election of Directors.”

Pursuant to its Charter, the Nominating and Corporate Governance Committee has the authority to retain search firms to assist in the process of identifying director candidates.

Director Attendance at Annual Meetings. The Company’s Corporate Governance Policies state that directors are expected to attend annual meetings of shareholders. All of our directors that were directors at the time of the 2011 annual meeting of shareholders attended the meeting.

Non-Employee Director Meetings. The Company’s Corporate Governance Policies provide that non-employee directors may meet in executive sessions and that the Lead Director will preside over these executive sessions. If any non-employee directors are not independent, then the independent directors will meet in executive sessions and the Lead Director will preside over these executive sessions, provided that so long as the Lead Director is not an independent director, the independent directors will appoint an independent director to call and lead the independent director sessions. The Lead Director presided over four (4) executive sessions.

Communications with Directors. Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Corporate

Secretary, Gary Retelny, MSCI Inc., One Chase Manhattan Plaza, 44th Floor, New York, New York 10005. Any communication to report potential issues regarding accounting, internal controls and other auditing matters should be marked “Personal and Confidential” and sent to MSCI Inc., One Chase Manhattan Plaza, 44th Floor, New York, New York 10005, Attention: Chair of the Audit Committee of MSCI Inc., in care of Frederick W. Bogdan, General Counsel. Our Procedures for Submission of Ethical or Accounting Related Complaints are available at our corporate governance website at the “Corporate Governance” link under the “Investor Relations” link at www.msci.com. Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.

Compensation Governance. The Compensation Committee consists of three (3) members, and is comprised solely of independent directors meeting the independence requirements of the NYSE. Each member of the Compensation Committee is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Nominating and Corporate Governance Committee recommends nominees for appointment to the Compensation Committee as vacancies or newly-created positions occur. Compensation Committee members are appointed by the Board and may be removed by the Board at any time.

The Compensation Committee operates under a written charter adopted by the Board. As noted above, the Committee is responsible for reviewing and approving annually all compensation awarded to the Company’s executive officers, including the CEO and the other executive officers named in the “Summary Compensation Table” herein (named executive officers or NEOs). In addition, the Compensation Committee administers the Company’s equity incentive plans, including reviewing and approving equity grants to executive officers. Information on the Compensation Committee’s processes, procedures and analysis of NEO compensation for fiscal 2011 is addressed in the “Compensation Discussion and Analysis” section herein.

The Compensation Committee actively engages in its duties and follows procedures intended to ensure excellence in compensation governance, including those described below:

•	Identifying corporate goals and objectives relevant to executive officer compensation.

•

Evaluating each executive officer’s performance in light of such goals and objectives and setting each executive officer’s compensation based on such evaluation and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company (including, among other things, the cost to the Company of such compensation, market trends and share dilution).

•

Determining any long-term incentive component of each executive officer’s compensation based on awards given to such executive officer in past years, the Company’s performance, shareholder return and the value of similar incentive awards at comparable companies and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company (including, among other things, the cost to the Company of such compensation, market trends and share dilution).

•	Reviewing every two years and making recommendations to the Board with respect to the compensation of non-employee directors, including any incentive plan compensation.

•	Reviewing and approving the Company’s compensation peer groups as reported in the “Compensation Discussion and Analysis” section of the annual proxy statement, to the extent applicable.

•	Considering the independence requirements of the NYSE (if any) required prior to selecting a compensation consultant, legal counsel or other advisor.

The principal compensation plans and arrangements applicable to our NEOs are described in the “Compensation Discussion and Analysis” section herein and the executive compensation tables herein. The Compensation Committee may delegate the administration of these plans as appropriate, including to one or more officers of the Company, subcommittees of the Board or to the Chairperson of the Compensation Committee when it deems it appropriate and in the best interests of the Company.

The Compensation Committee has the authority to retain and terminate any compensation consultant assisting the Compensation Committee in the evaluation of CEO or executive officer compensation, including authority to approve all such compensation consultant’s fees and other retention terms. As further described in the “Compensation Discussion and Analysis” section herein, during fiscal 2011, the Compensation Committee retained Semler Brossy Consulting Group LLC (Semler Brossy) as its own external compensation consultant to review CEO and other executive officer compensation. All of the services provided by Semler Brossy during fiscal 2011 were to the Compensation Committee to provide advice or recommendations on the amount or form of executive and director compensation, and Semler Brossy did not provide any additional services to the Company during fiscal 2011. In developing its views on compensation matters and determining the compensation awarded to our NEOs, the Committee obtains input from the Human Resources department, which collects information and prepares materials for the Compensation Committee’s use in compensation decisions.

Compensation Committee Interlocks and Insider Participation. None.

Executive Officers of MSCI. The executive officers of MSCI and their ages and titles as of March 19, 2012 are set forth below. Business experience for the past five years is provided in accordance with SEC rules.

Henry A. Fernandez (53) has served as Chairman since October 2007 and has served as CEO, President and Director since 1998.

David C. Brierwood (51) has served as Chief Operating Officer since 2006. Prior to joining us, Mr. Brierwood worked for Morgan Stanley from 1986 to 2006, most recently as Chief Operating Officer of the Institutional and Retail Securities Group.

David M. Obstler (52) has served as Chief Financial Officer since our acquisition of RiskMetrics in June 2010 where he had served as Chief Financial Officer since January 2005.

C.D. Baer Pettit (47) has served as Head of the Index and ESG Business since September 2011, Head of Client Coverage since 2001 and Head of Marketing since October 2005.

Gary Retelny (53) has served as President of Institutional Shareholder Services Inc. and Head of the Governance Business since September 2011, Head of Strategy and Business Development since 2003, Corporate Secretary since 2007, Chief Administrative Officer and Head of Internal Audit since 2008 and Global Head of Human Resources since 2010, a role he had previously held on an interim basis.

Beneficial Ownership of Common Stock

Stock Ownership of Directors and Executive Officers. We encourage our directors, officers and employees to own our Class A common stock; owning our Class A common stock aligns their interests with the interests of our shareholders. Executive officers and directors may not engage in pledging MSCI securities, or selling short or trading options or futures in MSCI securities.

The following table sets forth the beneficial ownership of our Class A common stock by each of our named executive officers and directors, and by all our directors and executive officers as of February 29, 2012, as a group. The address for each of the named executive officers and directors is One Chase Manhattan Plaza, 44th Floor, New York, NY 10005. Percentage of class amounts are based on 121,461,055 shares of our Class A common stock outstanding as of February 29, 2012.

	Shares of Common Stock Beneficially Owned
	Shares(1)		Right to Acquire(2)	Beneficial Ownership Total(3)	Percent of Class(4)
NAMED EXECUTIVE OFFICERS
Henry A. Fernandez	1,239,931	(5)	569,720	1,809,651	1.49%
David C. Brierwood	744,057		177,618	921,675	—%
David M. Obstler	5,194		283,887	289,081	—%
C.D. Baer Pettit	144,041		80,431	224,472	—%
Gary Retelny	35,591		—	35,591	—%

DIRECTORS
Benjamin F. duPont	15,044		2,572	17,616	—%
Alice W. Handy	4,340		2,572	6,912	—%
Catherine R. Kinney	3,069		2,572	5,641	—%
Linda H. Riefler	—		2,572	2,572	—%
George W. Siguler	11,825		2,572	14,397	—%
Scott M. Sipprelle	120,473		2,572	123,045	—%
Patrick J. Tierney	1,484		2,572	4,056	—%
Rodolphe M. Vallee	17,183		3,255	20,438	—%
ALL DIRECTORS AND EXECUTIVE OFFICERS AS OF FEBRUARY 29, 2012 AS A GROUP (13 PERSONS)	2,342,232		1,132,915	3,475,147	2.86%

(1)	Excludes shares of our Class A common stock that may be acquired through vesting of restricted stock units (RSUs) or the exercise of stock options.
(2)

Includes shares of our Class A common stock that can be acquired through vesting of RSUs and the exercise of stock options within 60 days of the date of this table. See the “Outstanding Equity Awards at Fiscal Year-End Table” herein for additional information regarding RSUs and stock options held by NEOs as of December 31, 2011.

(3)

Except as indicated in the footnotes to this table, we believe that each named executive officer and director as of February 29, 2012, had sole voting and investment power with respect to his or her shares. Beneficial Ownership Totals may differ from those set forth in Form 4s filed with the SEC.

(4)	All NEOs and directors (other than Mr. Fernandez) each beneficially owned less than 1.0% of the shares of our Class A common stock outstanding.
(5)

Includes 500,000 shares of our Class A common stock held by a Grantor Retained Annuity Trust in which Mr. Fernandez is the trustee and sole annuitant; 53,541 shares of our Class A common stock held by the Fernandez 2007 Childrens’ Trust in which Mr. Fernandez is the trustee and his children are the beneficiaries; and 12,255 shares of Class A common stock held by his children under the Uniform Transfer to Minors Act.

Principal Shareholders. The following table contains information regarding the only persons we know of that beneficially own more than 5% of our Class A common stock. Percentage of class amounts are based on 121,461,055 shares of our Class A common stock outstanding as of February 29, 2012.

	Shares of Common Stock Beneficially Owned
Name and Address	Number of Shares		Percentage of Class(1)
Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Ronald Baron 767 Fifth Avenue, 49th Floor New York, NY 10153	10,512,911	(2)	8.65%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	6,076,189	(3)	5.00%

Eton Park Fund, L.P. and Eton Park Master Fund, Ltd. (jointly, the Eton Park Funds)	7,000,000	(4)	5.76%
399 Park Avenue, 10th Floor New York, NY 10022

Morgan Stanley, Morgan Stanley Investment Management, Inc. 1585 Broadway New York, NY 10036	14,540,056	(5)	11.97%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	16,521,696	(6)	13.60%

(1)

Because percentage of class ownership is based on the total number of shares outstanding as of a date that differs from the date used by the principal shareholders to calculate the percentages for purposes of filing the applicable Schedule 13G or 13G/A, percentages of class ownership presented herein may differ from amounts reported in the applicable Schedule 13G or 13G/A filed with the SEC by the relevant principal shareholder.

(2)

Based on a Schedule 13G/A Information Statement (Amendment No. 4) filed with the SEC on February 14, 2012 jointly by Baron Capital Group, Inc. (BCG), BAMCO, Inc. (BAMCO), Baron Capital Management, Inc. (BCM) and Ronald Baron. The Schedule 13G/A discloses that BAMCO and BCM are subsidiaries of BCG and Ronald Baron owns a controlling interest in BCG and the person filing is an investment adviser in accordance with §240.13(d)-1(b)(1)(ii)(E) and a parent holding company or control person in accordance with §240.13(d)-1(b)(1)(ii)(G). In addition, the Schedule 13G/A reported that: (i) BCG had shared voting power as to 9,899,000 shares of our Class A common stock and shared investment power as to 10,512,911 shares of our Class A common stock; (ii) BAMCO had shared voting power as to 9,117,184 shares of our Class A common stock and shared investment power as to 9,730,485 shares of our Class A common stock; (iii) BCM had shared voting power as to 781,816 shares of our Class A common stock and shared investment power as to 782,426 shares of our Class A common stock and (iv) Ronald Baron had shared voting power as to 9,899,000 shares of our Class A common stock and shared investment power as to 10,512,911 shares of our Class A common stock.

(3)

Based on a Schedule 13G Information Statement filed with the SEC on February 9, 2012. The Schedule 13G discloses that BlackRock, Inc. had sole voting power and sole investment power as to 6,076,189 shares of our Class A common stock. In addition, the Schedule 13G discloses that the person filing the report is a parent holding company or control person in accordance with §240.13(d)-1(b)(1)(ii)(G) and the identification and classification of the subsidiaries which acquired the securities being reported on are provided on Exhibit A thereto.

(4)

Based on a Schedule 13G Information Statement filed with the SEC on August 8, 2011 jointly by the Eton Park Funds. Eton Park Fund, L.P. owns 2,450,000 shares of our Class A common stock and Eton Park Master Fund, Ltd. owns 4,550,000 shares of our Class A common stock. Eton Park Capital Management, L.P. serves as investment manager to each of the Eton Park Funds and holds voting and dispositive power with respect to the shares of our Class A common stock held by each Eton Park Fund. Eton Park Associates, L.P. shares voting and dispositive power over the shares of our Class A common stock held by Eton Park Fund, L.P. Mr. Eric M. Mindich controls Eton Park Capital Management, L.P. and Eton Park Associates, L.P. Mr. Mindich disclaims beneficial ownership of the shares of our Class A common stock held by each Eton Park Fund.

(5)

Based on a Schedule 13G/A Information Statement (Amendment No. 4) filed with the SEC on February 8, 2012. The Schedule 13G/A discloses that the securities reported by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management, Inc. (MSIM), a wholly-owned subsidiary of Morgan Stanley and investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). The Schedule 13G/A reported that: (i) Morgan Stanley had sole voting power as to 14,260,510 shares of our Class A common stock and sole investment power as to 14,540,056 shares of our Class A common stock and (ii) MSIM had sole voting power as to 14,260,510 shares of our Class A common stock and sole investment power as to 14,540,056 shares of our Class A common stock.

(6)

Based on a Schedule 13G/A Information Statement (Amendment No. 4) filed with the SEC on February 10, 2012. The Schedule 13G/A discloses that T. Rowe Price Associates, Inc. (Price Associates) had sole voting power as to 4,444,713 shares of our Class A common stock and sole investment power as to 16,521,696 shares of our Class A common stock. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Executive Compensation

Compensation Discussion and Analysis

This compensation discussion and analysis summarizes our general philosophy with regard to the compensation of our CEO, our CFO and our three next highest paid executive officers (also collectively referred to as named executive officers or NEOs) during fiscal 2011. It provides a context for the executive compensation disclosure, both narrative and tabular that follows. Under its charter, the Compensation Committee of the Board (referred to as the Committee in this Executive Compensation section) reviews the Company’s compensation strategy and reviews and approves NEO compensation as well as the Company’s compensation and benefits policies generally. The Committee approved the compensation structure and amounts for each of our named executive officers for fiscal 2011 and the December 2010 transition period.

As referenced above, in December 2010, the Board approved a change in the Company’s fiscal year end from November 30 to December 31, beginning January 1, 2011. When we refer to fiscal 2011 and the December 2010 transition period in this Executive Compensation section, we mean the twelve-month period ending December 31, 2011 and the period from December 1, 2010 to December 31, 2010, respectively.

Executive Summary

Our executive compensation program is designed to link pay to performance, encourage prudent decision making and risk management, and create a balanced focus on short-term and long-term performance. MSCI’s overriding objective is to create value for our shareholders. For us to accomplish this objective, we need to drive growth through increased product penetration and innovation, while maximizing operational efficiency. In the dynamic environment in which we operate, it is imperative that we maintain an adaptive executive compensation program that encourages and rewards our leaders for achieving these results. Set forth below we have highlighted some of the key aspects of our financial performance in fiscal 2011 and the compensation actions taken with respect to fiscal 2011 which demonstrate the link between compensation and performance.

2011 Business Highlights

The Company delivered strong financial and operating performance in fiscal 2011. Some key highlights of our fiscal 2011 performance are outlined below. Except for diluted EPS, year-over-year comparisons were calculated using pro forma financial information for fiscal 2010, which assumes the acquisition of RiskMetrics occurred on December 1, 2009.

•	Grew revenue by 10% to $901 million in fiscal 2011 from $816 million in fiscal 2010.

•	Increased net income by 57% to $173 million in fiscal 2011 from $111 million in fiscal 2010.

•	Increased Adjusted EBITDA[1] by 17% to $419 million, with a 46.5% Adjusted EBITDA margin[2].

•	Grew diluted EPS by 74% to $1.41 in fiscal 2011 from $0.81 in fiscal 2010.

•	Controlled total operating expense growth at 2% from fiscal 2010.

Key Fiscal 2011 Compensation Decisions

We believe the Company’s executive compensation program provided effective incentives to our named executive officers in leading the Company to achieve the performance we experienced in fiscal 2011 and will continue to motivate them to position the Company for future growth and success. As a result, we did not implement major changes to our executive compensation program. Instead, we continued to focus on and

[1]	We provide a reconciliation of the differences between this non-GAAP financial measure and its most directly comparable GAAP financial measure in Annex A to this Proxy Statement.
[2]	Adjusted EBITDA margin is computed as the percentage of Adjusted EBITDA to revenue.

reinforce the link between executive pay and company performance by emphasizing the use of equity compensation as a component of total reward and, in particular, increasing the use of performance stock units as described below.

Our key fiscal 2011 compensation decisions included the following:

•

In recognition of fiscal 2011 financial results and strategic accomplishments, we increased the CEO’s fiscal 2011 “total reward” by 7.8% over fiscal 2010. Total reward is comprised of base salary, annual cash bonus and an annual equity bonus.

•

Our compensation program continued to be weighted toward incentive (variable) compensation, with base salary being the only component of an NEO’s total reward that was fixed each year. Variable compensation averaged 79% of total compensation awarded to NEOs for fiscal 2011.

•	For fiscal 2011, the Compensation Committee increased the percentages of total reward delivered in equity compensation to 65% from 61% for the CEO and to 45% from 41% for the other NEOs.

•

We further emphasized our focus on Company financial performance and growth by increasing the percentage of annual equity compensation delivered in the form of performance stock units (PSUs) to 50% from 35% in fiscal 2010. The number of PSUs earned with respect to fiscal 2011 will be subject to two-year Revenue and Net Income per Share performance metrics. The remaining 50% of NEOs’ fiscal 2011 equity compensation was awarded in the form of restricted stock units (RSUs).

With the help of its external compensation consultant, Semler Brossy Consulting Group LLC (Semler Brossy), the Committee invested considerable time to understand the relevant external and internal economic and business factors affecting NEO pay for fiscal 2011. The Committee reviewed peer compensation analysis, kept apprised of changing government regulations affecting pay and reviewed the performance of individual named executive officers and the Company as a whole. Based on its evaluation of these factors, with particular emphasis on Company performance, and in consideration of each NEO’s experience and abilities, the Committee believes the NEO pay levels approved for fiscal 2011 performance are appropriate.

Executive Compensation Philosophy and Goals

Our compensation philosophy continues to be straightforward. We aim to maintain a compensation program for our named executive officers that promotes achievement of our strategic goals. These Company strategic goals include sustaining, protecting and building our existing businesses, developing “next generation” products and pursuing transformational growth opportunities. Our executive compensation program is designed to provide a framework to implement this philosophy and encourage our named executive officers to make a long-term commitment to the Company.

The primary objectives of our compensation program are to:

•	Promote achievement of the Company’s strategic goals.

•

Attract, retain and motivate top-level talent. Our compensation program should provide each named executive officer with a total compensation program that is market competitive and rewards individual performance. This objective is intended to ensure that we maintain a competitive posture in attracting and retaining executives, while maintaining an appropriate cost structure. Accordingly, we use survey data prepared by third parties to annually assess the competitiveness of our compensation levels and, where appropriate, adjust compensation amounts to account for such factors as the executive’s level of experience, responsibilities and expected future contributions. We aim to compensate our named executive officers at the higher end of market practices to retain top-level talent.

•

Reward executives for individual and team accomplishments as well as Company performance. Our compensation program is structured to reward performance. Accordingly, the program is weighted toward variable compensation, with base salary being the only component of named executive officers’ total compensation that is fixed each year.

•

Align the long-term interests of our executives with those of our shareholders. Our compensation program is designed to do this by promoting actions that will increase total shareholder return over time. Accordingly, a significant element of the program is equity-based because we believe that aligning the incentives of management with the interests of shareholders will promote our long-term success.

The Committee recognizes that our executives are crucial to our continued business success. Therefore, the Company has implemented an executive compensation program based largely on pay-for-performance principles that is expected to encourage each named executive officer to strive for outstanding individual performance and drive Company performance. In making compensation decisions for fiscal 2011, the Committee did not utilize pre-set formulas to determine exact amounts for named executive officers other than those required to maintain maximum tax deductibility of compensation under Section 162(m) of the Internal Revenue Code (discussed below).

Consistent with our historical approach, our executive compensation philosophy for fiscal 2011 was implemented through a compensation structure which paid our named executive officers base salaries that represent a relatively small percentage of their potential total compensation while offering them the opportunity to earn significant incentive compensation in the form of annual cash bonuses and equity-based awards. We refer to the annual cash bonus and annual equity-based award collectively as variable compensation.

We evaluate our compensation structure on an annual basis to ensure alignment with our compensation philosophy and business strategy. Our total reward approach to compensation of the named executive officers has historically been comprised of three components—base salary, annual cash bonus and annual equity bonus, and we determined that no major deviations from this approach were appropriate for fiscal 2011. However, the Committee concluded that the equity-based component of total reward should be increased to 65% from 61% for the CEO and to 45% from 41% for the other named executive officers. In addition, the Committee increased the portion of the equity-based component delivered in the form of PSUs to 50% (from 35% in fiscal 2010) for all named executive officers. These changes were made to further align our named executive officers’ compensation with future Company performance.

The Committee’s compensation decisions for fiscal 2011 were based on its judgment and consideration of the importance of each executive to the Company, historical compensation, individual performance during the year, Company performance and benchmarking data. For fiscal 2011, Company performance and the individual contributions of the named executive officers to that performance were given heightened importance in the total reward decisions made by the Committee. For more information on the factors used by the Committee in determining fiscal 2011 named executive officer compensation and the process followed, please see “—Determination of Executive Compensation—Considerations & Process” and “—Fiscal 2011 NEO Compensation Decisions” below.

Compensation Consultant

The Committee selected and engaged Semler Brossy as its independent compensation consultant to assist the Committee on a range of executive compensation matters, including the overall design of our executive compensation program, selection of peer group companies, provision of competitive market data and other matters related to our named executive officer compensation program.

The Committee recognizes that it is essential to receive objective advice from its outside advisor. Therefore, Semler Brossy reports directly to the Committee and the Committee, pursuant to its charter, retains sole responsibility for retaining or terminating the compensation consultant. Semler Brossy did not provide any other services to MSCI during fiscal 2011.

Determination of Executive Compensation—Considerations & Process

Our named executive officers are employees “at will” and therefore, the Company does not have any employment, severance, change in control or similar agreements with its named executive officers. As a result, the Company is not bound by any contractual requirements to compensate the named executive officers in a specific manner or amount and has the flexibility to alter or amend our compensation programs as circumstances dictate. The CEO makes recommendations on compensation for named executive officers other than himself and the Committee takes these recommendations into account in reaching its compensation decisions. In addition, the Human Resources Department provides data and analyses to aid the Committee in its decisions. The Committee has sole authority for final compensation decisions relating to the named executive officers.

Generally, there is no dominant factor driving the Committee’s compensation decisions. Instead, the Committee takes into account many factors in determining compensation components and setting compensation amounts. Among others, these factors include peer group analyses provided by Semler Brossy, named executive officer performance against annual objectives, compliance with Section 162(m) (as described below) and various financial and operational metrics. The importance of each individual factor may change from time to time, depending on the factual situation surrounding such decisions. We believe this continues to be the best approach for our Company, as it enables the Committee to balance competing interests, address evolving concerns and sufficiently meet Company objectives.

In fiscal 2011, the Committee applied a framework that identified key financial considerations by business area and provided comparisons to the Company’s primary peers. Although this framework did not include pre-set formulaic performance targets, it was intended to be used as a compensation monitoring tool that (i) established performance considerations, (ii) facilitated discussions with respect to the Company’s financial performance, the influences on such performance and actions to address any related issues and (iii) provided guidance with respect to quarterly and annual incentive accruals and final incentive compensation spending.

Pursuant to this framework, the Committee reviewed on a quarterly and annual basis actual performance with respect to the following financial measures: revenue, adjusted EBITDA, adjusted EBITDA margin, compensation expenses (excluding non-recurring equity grants), non-compensation expenses (excluding depreciation and amortization), net income and earnings per share measures. While these financial measures were relevant to compensation decisions for fiscal 2011, the Committee plans to review the elements of the framework and identify the appropriate key financial considerations on a yearly basis.

Elements of Executive Compensation

Our current compensation program is based on the concept of “total reward,” which is consistent with our compensation program in prior years. The compensation program incorporates both fixed and variable components. The fixed component of our compensation program is comprised solely of annual base salary. The variable component is comprised of incentive compensation in the form of an annual cash bonus and annual equity-based compensation. We continued our prior practice of determining variable compensation levels based on performance during the completed fiscal year, while at the same time subjecting a significant portion of the ultimate value of such variable compensation to prospective Company performance through the use of equity awards subject to both time and performance vesting requirements. Please note that the following discussion relates to compensation decisions made with respect to service in fiscal 2011 and that, in accordance with SEC disclosure rules, equity grants made following the completion of fiscal 2011 are not reflected in the Summary Compensation Table.

For fiscal 2011, cash (base salary and annual cash bonus) represented 35% and 55% of the total rewards for the CEO and the other named executive officers, respectively. These percentages decreased from the cash compensation allocations in fiscal 2010. The portion of each compensation element as a percentage of fiscal 2011 total reward for the CEO and the other named executive officers was as follows:

The primary elements of our executive compensation program are described below.

Fixed Compensation

Annual Base Salary. Base salary is the only fixed component of our executive compensation program. The annual base salary element offers our named executive officers a measure of certainty and predictability to meet ongoing living and other financial commitments. In setting base salaries for our named executive officers, the Committee has sought to establish base salaries at rates that are competitive with those provided in our peer groups for similar positions. The Committee reviews the base salaries of our named executive officers on an annual basis.

Following completion of the 2011 fiscal year, the Committee reviewed the base salaries paid to each of the named executive officers. Based on the review of peer data provided by Semler Brossy, the Committee deemed the current named executive officer base salaries to be competitive with those paid for similar positions at companies in our peer group. Therefore, the Committee did not increase named executive officers’ base salaries for 2012.

Name	2011 Salary ($)
Henry A. Fernandez	900,000
David M. Obstler	500,000
David C. Brierwood	500,000	(1)
C.D. Baer Pettit	500,000	(1)
Gary Retelny	500,000

(1)	Base salary was determined in USD and converted to GBP based on the fiscal year 2010 average monthly exchange rate of £1 to $1.550794.

Variable Performance-Based Compensation

The variable elements of our compensation program include both an annual cash bonus and an annual equity bonus. In determining actual variable compensation amounts to be paid to the named executive officers for the completed performance period, the Committee takes into account a number of factors including Company and individual performance, historical compensation and peer group analyses. Committee decisions with respect to each of the named executive officers are further described below. Consistent with our historical practice, which has been to maximize the tax deductibility of compensation, fiscal 2011 variable compensation payable to each named executive officer was subject to an annual cap established in accordance with a performance plan implemented under Section 162(m) of the Internal Revenue Code (discussed below).

There is no minimum or guaranteed amount of annual variable compensation payable to the named executive officers, meaning that the named executive officers may not be paid variable compensation with respect to any fiscal year. If the Committee makes a decision to pay variable compensation, it determines the total amount of variable compensation to be paid to each named executive officer, subject to the annual cap, and such amount is then allocated between a cash bonus and an equity bonus as described below.

Annual Cash Bonus. For fiscal 2011, cash bonuses represented a significant component of our named executive officers’ total cash compensation. We did not establish a cash bonus program with pre-set performance goals that were required to be met. The annual cash bonuses approved by the Committee for our named executive officers in respect of services for fiscal 2011 were primarily based on Company, individual and team performance, and took into account a review of historical compensation paid to each named executive officer. See “—Fiscal 2011 NEO Compensation Decisions” below for the factors taken into consideration. Because we had no pre-determined formulas for calculation of such cash bonuses, the amounts of our annual cash bonuses to our named executive officers were discretionary and appear in the “Bonus” column of the “Summary Compensation Table” on page 32 of this Proxy Statement.

Annual Equity Bonus. Equity-based awards are intended to align the incentives of our named executive officers with the long-term performance of the Company and to promote long-term retention of key members of our management team.

During fiscal 2009, we implemented an approach where equity bonuses awarded to each named executive officer represented a fixed percentage of total reward. That fixed equity percentage was 61% for the CEO and 41% for each of the other named executive officers through fiscal 2010. With the assistance of Semler Brossy, the Committee re-examined these percentages to determine whether they should be adjusted for fiscal 2011. Specifically, the Committee reviewed data with respect to the percentage of compensation paid as equity to named executive officers at peer companies, the change in such percentages from 2009 and the possible explanations for the year to year movement. Following this review, the Committee determined that the fixed equity percentages should be increased to 65% from 61% for the CEO and to 45% from 41% for the other named executive officers.

In 2010, following a review conducted by the Committee with the guidance of Semler Brossy, we determined that the annual equity bonus should include awards that are subject to adjustment based on future Company performance. As a result, for fiscal 2010 all named executive officers were awarded 35% of the equity bonus portion of their variable compensation in the form of PSUs, with the remaining 65% awarded in the form of RSUs. Based on a review of peer group data in 2011, the Committee increased the portion of the annual equity bonus delivered in the form of PSUs to 50% for all named executive officers. With this change, the Committee further emphasized the importance of PSUs in supporting a number of objectives, including:

•	Enhancing alignment with the Company’s long-term strategy.

•	Providing a direct link between compensation received and medium-term and long-term performance.

•	Alignment with growth expectations, focusing on value created.

•	Alignment with competitive practices.

The inclusion of PSUs in our annual equity grants for fiscal 2011 reinforces our commitment to pay for performance. The number of PSUs earned will be determined based on a combination of the Company’s two-year cumulative Revenue and two-year cumulative Net Income per Share (each as defined in the award agreement). The actual number of PSUs earned may decrease to 50% or increase to 150% of grant amounts based on actual performance. Following completion of the two-year performance period, the Company will disclose the cumulative Revenue and Net Income per Share performance necessary for the NEOs to earn 100% of the grant amounts. We believe that performance resulting in 100% payout is challenging but reasonably likely to be achieved if the Company’s performance is consistent with our business plan. The earned PSUs will time-vest 50% on the final day of the performance period and 50% one year later. The following table sets forth the matrix that will be used to adjust the PSUs following the end of the performance period:

Benefits

The Company provides health, welfare and other benefits to remain competitive in hiring and retaining its employees. Our named executive officers are eligible to participate in these benefit plans on the same terms and conditions as all other employees.

Pension and Retirement Benefits. In the United States and the United Kingdom, the Company has established defined contribution plans for all eligible employees. Contributions by the Company to these defined contribution plans for our named executive officers for the applicable period are disclosed in the “All Other Compensation” column in the “Summary Compensation Table” below.

Perquisites. We do not provide perquisites to our named executive officers.

Employment Agreements and Change in Control Arrangements. We do not have employment, severance or change in control agreements with any of our named executive officers. We also do not maintain a severance plan governing named executive officer terminations. MSCI provides severance benefits on a voluntary and discretionary basis (unless severance is required by local law). Historically, when MSCI has elected to provide severance benefits, such benefits were based on a variety of factors, including seniority, performance prior to termination and reason for termination.

In the event of a termination of employment or a change in control of the Company, the only benefits required to be provided to the named executive officers are those set forth in the agreements governing outstanding equity awards. Information on post-termination and change in control payments to our named executive officers as of December 31, 2011 is provided in the section titled “Potential Payments upon Termination or Change in Control,” on page 35 of this Proxy Statement.

Peer Groups

The Company utilizes two peer groups, a primary and a secondary group, as inputs in determining appropriate pay levels and pay structures for our named executive officers. Our primary peer group includes nine (9) direct comparators, the selection of which was based on identifying the most relevant companies in terms of: (i) business model, (ii) scale, (iii) geographic footprint, (iv) ownership structure, (v) competitors for talent and (vi) “opportunity cost” comparators with respect to talent, including companies providing alternative career paths for the MSCI executive talent profile.

In 2010, the primary peer group contained ten (10) companies. One peer, Interactive Data Corporation, was removed for 2011 after being purchased by private equity firms in 2010.

Our primary peer group includes the following nine (9) companies:

• Dun & Bradstreet Corp.	• Moodys Corp.
• Equifax Inc.	• Morningstar, Inc.
• FactSet Research Systems Inc.	• SEI Investments Company
• Fair Isaac Corporation	• Verisk Analytics, Inc.
• IHS Inc.

In 2011, the Company used the primary peer group as its principal reference for compensation decisions with regard to all named executive officers. The role of the secondary peer group is to provide the Committee with additional insight and broader context on market trends and practices to supplement the primary group.

To identify companies for the secondary peer group with similar characteristics to MSCI in comparable and adjacent industries, Semler Brossy applied the following seven (7) objective screening criteria: (i) select Global Industry Classification Standards (GICS) sub-industries, (ii) revenues, (iii) net income, (iv) operating margin, (v) revenue per employee, (vi) foreign sales component, and (vii) single incumbent in the CEO position.

Based on these screening criteria, the Committee made the following changes to the secondary peer group for fiscal 2011 following Semler Brossy’s review:

•

Affiliated Managers Group Inc., Broadridge Financial Solutions, Inc., Cardtronics Inc., Citrix Systems Inc., Evercore Partners Inc., Knight Capital Group, Inc., Lazard Ltd, Leucadia National Corp, Piper Jaffray Companies Inc., Red Hat Inc, Verifone Systems, Inc., and Verint Systems Inc were added because they meet the above criteria, and

•

GFI Group Inc., JDA Software Group Inc, McAfee, Inc., Navigant Consulting, Inc., Sybase, Inc., and VMware, Inc. were deleted because they were acquired or no longer met the above criteria. Therefore, they are no longer considered relevant peers.

Our secondary peer group includes the following 35 companies:

• Affiliated Managers Group Inc.	• Global Payments Inc.	• Rackspace Hosting, Inc.
• Akamai Technologies Inc.	• Informatica Corp	• Red Hat Inc.
• ANSYS Inc.	• Interactive Brokers Group, Inc.	• Rovi Corp
• Autodesk Inc.	• Intercontinental Exchange Inc.	• Solera Holdings, Inc.
• BMC Software Inc.	• Janus Capital Group Inc.	• Teradata Corp
• Broadridge Financial Solutions, Inc.	• John Wiley & Sons, Inc.	• TIBCO Software Inc.
• Cardtronics Inc.	• Knight Capital Group, Inc.	• TNS Inc.
• Citrix Systems Inc.	• Lazard Ltd	• United Online, Inc.
• Equinix Inc.	• Leucadia National Corp	• ValueClick, Inc.
• Evercore Partners Inc.	• MoneyGram International Inc.	• Verifone Systems, Inc.
• FTI Consulting, Inc.	• Piper Jaffray Companies Inc.	• Verint Systems Inc.
• Gartner, Inc.	• Progress Software Corp

The compensation analysis of the primary and secondary peer groups took into account base salary, total cash compensation and total direct compensation, which includes annual cash incentives and equity-based compensation. The analysis served as a reference for pay levels and practices, without benchmarking to a specified target. Based on this analysis, the Compensation Committee believes that, in aggregate, the total reward levels in respect of services for fiscal 2011 for our named executive officers are both appropriate and competitive.

Fiscal 2011 NEO Compensation Decisions

In determining the variable component of the total reward (cash and equity bonuses) for the named executive officers for fiscal year 2011, the Committee took into account the performance of the Company, as highlighted in the “Executive Summary” above, and the performance of each individual. The Committee considered each individual’s performance and contributions to the Company’s performance as described below:

Henry A. Fernandez. Mr. Fernandez has been the CEO of the Company since 1998 and has been instrumental in its organization as a stand-alone business and its growth from essentially a single product company to a fully independent public company offering an array of investment decision support tools to financial services institutions around the world. Under his leadership, the Company has successfully acquired Barra, RiskMetrics and Measurisk transforming the Company into a leading global provider of investment decision support tools.

Mr. Fernandez’s leadership and actions in fiscal 2011 were instrumental in enabling the Company to increase revenue by 10% in fiscal 2011 compared to pro forma fiscal 2010, Adjusted EBITDA by 17% in fiscal 2011 compared to pro forma fiscal 2010 and diluted EPS by 74% in fiscal 2011 compared to fiscal 2010 despite a challenging global economic environment. In fact, the Company continued to invest in its businesses throughout the year, including the addition of over 300 new positions. His disciplined expense management efforts held operating expenses to a 2% increase. In addition, Adjusted EPS increased 37% to $1.85 in 2011. See “—Executive Summary—2011 Business Highlights” above and Annex A for reconciliations of Adjusted EBITDA and Adjusted EPS to Net Income and EPS, respectively.

The Committee approved a total reward for Mr. Fernandez in the amount disclosed in this Proxy Statement, which was greater than the total rewards of our other named executive officers. His total reward was based on our compensation philosophy and the Compensation Committee’s subjective evaluation of his performance, the unique contributions he makes to the Company and the various other factors described above, including our goal of providing incentives for top-level talent.

David M. Obstler. Mr. Obstler has been our Chief Financial Officer since the closing of the RiskMetrics acquisition on June 1, 2010. Prior to that, he was Chief Financial Officer of RiskMetrics from January 2005 through May 2010. Mr. Obstler is responsible for the financial management of the Company. In fiscal 2011, Mr. Obstler completed the integration of the financial, MIS and sales operations groups of RiskMetrics and MSCI. This included the integration of financial and information systems, the addition of new functionality to the Company’s financial reporting systems, the creation of combined financial and business reporting, and enhancements to the quality and controls of the finance organization. Mr. Obstler led a debt refinancing that lowered the Company’s debt costs and improved related covenants. He improved global tax planning that led to a 580 basis point reduction in the 2011 effective tax rate as compared to 2010. In addition, he established and institutionalized enhanced expense controls.

David C. Brierwood. Mr. Brierwood has been our Chief Operating Officer since 2006, leading our research, information technology and software engineering efforts. Along with the successful integration of the RiskMetrics and MSCI operations functions, he made significant strides in deepening the Company’s focus on research and innovation in support of new product development and existing product enhancement during fiscal 2011. These efforts, along with changes to our regional management structure as initiated by Mr. Brierwood, have bolstered the Company’s platform for future growth. His efforts aimed at improving operational efficiencies contributed to holding the growth of the non-compensation expense component of Adjusted EBITDA to 2% over pro forma fiscal 2010. See “—Executive Summary—2011 Business Highlights” above and Annex A for a reconciliation of Adjusted EBITDA non-compensation expenses to non-compensation expenses.

C.D. Baer Pettit. Mr. Pettit has been Head of Client Coverage since 2001 and Head of Marketing since 2005. In addition to his Client Coverage responsibilities, Mr. Pettit became Head of the Global Index and ESG business in September 2011. In his new leadership role, he led the Index and ESG business to 14% growth in annual subscription run rate revenue for fiscal 2011. Overall, in his Client Coverage role, he led efforts that helped increase Company revenue by 10% in fiscal 2011 over pro forma fiscal 2010. Furthering the successful integration of the MSCI and RiskMetrics sales and consulting teams following the merger, Mr. Pettit established formal production, service and quality standards across the global Client Coverage organization in fiscal 2011. This initiative enhanced the measurement of productivity and client satisfaction, enabling the staff to improve quality and inquiry response time.

Gary Retelny. Mr. Retelny has served the Company in various leadership positions since 2003. During September 2011, Mr. Retelny assumed the leadership role for our Governance business and became President of ISS. These new responsibilities were added to his ongoing leadership of the Strategy and Business Development, Internal Audit, and Human Resources functions. He continues to provide valuable support to our Board of Directors as MSCI Corporate Secretary, serving as an effective liaison between the Board and management. As Head of Strategy and Business Development, Mr. Retelny is engaged in evaluating and analyzing growth strategies for the Company, including assessing acquisitions. He works very closely with the CEO on all strategic matters.

Based on Company performance factors, individual performance factors, the importance of the individual to the Company, historical compensation and the compensation of executive officers in our peer groups (used as a reference without benchmarking to a specified target), the Committee determined the annual variable compensation awarded for fiscal 2011 as shown in the table below. The values in this table differ from those shown in the “Stock Awards” and “Option Awards” columns of the “Summary Compensation Table” on page 32 due to SEC regulations providing that equity awards are reported based on the year of grant, rather than the service year to which they relate. The equity awards granted in February 2012 (relating to fiscal 2011) performance will be disclosed in the Summary Compensation Table in our proxy next year. The 2011 Summary Compensation Table in this proxy includes disclosure for equity awards granted in December 2010 for fiscal 2010 performance.

Name	Base Salary ($)(1)	Cash Bonus ($)	Value of RSU Awards ($)(2)	Value of PSU Awards ($)(2)	Total Reward ($)
Henry A. Fernandez	900,000	1,270,000	2,015,000	2,015,000	6,200,000
David M. Obstler	500,000	160,000	270,000	270,000	1,200,000
David C. Brierwood	516,872	968,128	607,500	607,500	2,700,000
C.D. Baer Pettit	516,872	651,878	478,125	478,125	2,125,000
Gary Retelny	500,000	550,500	429,750	429,750	1,910,000

(1)

Represents base salaries paid during fiscal 2011. Salaries paid to Messrs. Brierwood and Pettit were converted to U.S. dollars using an exchange rate of £1 to $1.603125, the average of fiscal 2011 month-end exchange rates used for internal total reward calculations.

(2)

Represents the dollar value of RSU and PSU awards granted on February 2, 2012 as the equity-based component of their fiscal 2011 annual variable compensation (and in respect of service during fiscal 2011). The number of RSUs and PSUs awarded was determined by dividing the dollar value of the award by $33.56, the closing price of our Class A common stock as reported by the NYSE on February 1, 2012 rounded down to the nearest whole share. Based on this approach, 60,041, 8,045, 18,101, 14,246 and 12,805 RSUs were awarded to Messrs. Fernandez, Obstler, Brierwood, Pettit and Retelny, respectively. The RSUs generally vest over three years with 33% of the award vesting each year beginning February 2013. Also based on this approach, 60,041, 8,045, 18,101, 14,246 and 12,805 PSUs were awarded to Messrs. Fernandez, Obstler, Brierwood, Pettit and Retelny, respectively. These amounts reflect the grant date number of PSUs awarded to each NEO and may decrease to 50% of the awarded amount or increase to 150% of the awarded amount based on Company performance. The PSUs time-vest 50% on the last day of the performance period and 50% one year later. See “—Elements of Executive Compensation—Variable Performance-Based Compensation—Annual Equity Bonus” above for additional information with respect to the vesting of the PSUs.

December 2010 Transition NEO Compensation Decisions

For the December 2010 transition period, the Committee concluded that it was in the best interest of the Company that Messrs. Fernandez, Brierwood, Pettit and Retelny each receive, subject to compliance with Section 162(m) of the Internal Revenue Code, an amount equal to one-twelfth of the variable compensation amounts paid to each such named executive officer with respect to fiscal 2010. The numbers of RSUs and PSUs awarded were determined by dividing the dollar value of the awards by $36.70, the closing price of our Class A common stock as reported by the NYSE on December 13, 2010, rounded down to the nearest whole share. The equity awards were granted in January 2011, but had a service inception date in December 2010 and, therefore, are reflected in the Summary Compensation Table in the row for the December 2010 transition period.

Tax Considerations

Section 162(m) of the Internal Revenue Code and the supporting regulations generally limit tax deductibility of compensation in excess of $1 million paid to a named executive officer other than the Chief Financial Officer during any taxable year. However, this limitation does not apply to qualified performance-based compensation. For all of our named executive officers, annual cash bonus and annual equity compensation are determined under the terms of a performance-based plan implemented under Section 162(m) of the Internal Revenue Code and approved by our shareholders. This plan provides that each Section 162(m) participant will be eligible under the plan to earn an annual variable compensation award for each fiscal year up to a maximum amount equal to the following percentages of Adjusted EBITDA (as defined in the plan) for that fiscal year:

•	5% for the CEO,

•	4% for the second highest compensated Section 162(m) participant, and

•	2% for each of the other Section 162(m) participants.

The Committee is comprised of “outside directors” as defined under Section 162(m) of the Internal Revenue Code. In determining the annual variable compensation amounts payable under the plan, the Committee may pay a Section 162(m) participant up to but not in excess of the maximum amounts described above, taking into account factors that they may deem relevant to the assessment of individual or corporate performance for the year. The Committee reviewed and approved the 2011 annual variable compensation awards. As part of its approval of fiscal 2011 incentive compensation for our named executive officers, the Committee reviewed the maximum amount yielded by the application of the shareholder-approved performance formula described above, and certified that the Company’s financial results for fiscal 2011 satisfied the performance criteria of Section 162(m).

The Committee considers Section 409A of the Internal Revenue Code when determining compensation paid to our named executive officers and structures its compensation arrangements in a way intended to avoid the imposition of any additional tax, interest or penalties under Section 409A.

2011 Say-on-Pay Vote Results

In connection with our 2011 annual meeting of shareholders, the proposal to approve the executive compensation of the Company’s named executive officers for fiscal 2010 received 91,084,023 votes, or 86% of votes cast. The Committee viewed this result as supportive of the Company’s fiscal 2010 compensation program. Although this vote was advisory (and therefore not binding on the Company or the Board), the Committee carefully reviewed these results and considered them in evaluating our compensation practices and in determining total reward amounts for fiscal 2011.

Compensation Risk Assessment

The Compensation Committee believes that the design, implementation and governance of our executive compensation program are consistent with high standards of risk management. Our executive compensation program reflects an appropriate mix of compensation elements, balancing current and long-term performance objectives, cash and equity compensation, and risks and rewards.

•	Most importantly, the compensation framework used for making compensation decisions is multi-faceted and subject to the application of informed judgment by the Compensation Committee.

•	Rather than tying compensation decisions to one or several fixed metrics, we consider a broad array of factors that are subject to change based on facts and circumstances.

•

To further ensure that the interests of our named executive officers are aligned with those of our shareholders, a significant portion of their incentive compensation is awarded as long-term equity. This equity is paid out over three years and a portion is subject to adjustment based on future, multi-year Company performance.

Based on these features, we believe our executive compensation program effectively (i) ensures that our compensation opportunities do not encourage excessive risk taking, (ii) keeps our named executive officers focused on the creation of long-term, sustainable value for our shareholders, and (iii) provides competitive and appropriate levels of compensation over time.

The Committee has reviewed our compensation policies as generally applicable to all of our employees and believes that our policies do not encourage excessive or unnecessary risk-taking and that any level of risk they do encourage is not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors of MSCI Inc., have reviewed and discussed with management the Compensation Discussion and Analysis above. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission.

Respectfully submitted,

Rodolphe M. Vallee (Chair)

Benjamin F. duPont

Catherine R. Kinney

Summary Compensation Table

The following table sets forth information regarding compensation paid or awarded from MSCI to the Company’s named executive officers during the fiscal years 2009, 2010, 2011 and the December 2010 transition period.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Henry A. Fernandez	2011	900,000	1,270,000	0	0		0	17,640	2,187,640
Chief Executive Officer and President	Dec. 2010	50,000	136,875	3,799,698	3,555,258	(6)	0	0	7,541,831
	2010	600,000	1,642,500	3,232,980	0		0	17,640	5,493,120
	2009	425,000	1,642,000	2,065,346	0		114,818	7,231	4,254,395

David M. Obstler	2011	500,000	160,000	0	0		0	10,290	670,290
Chief Financial Officer	Dec. 2010	33,333	0	553,473	0		0	0	586,806
	2010	200,240	417,185	1,000,006	0		0	2,000	1,619,431

David C. Brierwood	2011	516,892	968,128	0	0		0	0	1,485,020
Chief Operating Officer	Dec. 2010	32,326	100,442	1,199,173	0		0	0	1,331,941
	2010	387,915	1,205,302	3,024,982	0		0	0	4,618,199
	2009	326,311	1,148,689	1,681,875	0		11,858	0	3,168,733

C.D. Baer Pettit	2011	516,892	651,878	0	0		0	51,689	1,220,459
Head of Global Index and ESG Business, and Head of Client Coverage	Dec. 2010	32,326	63,567	866,083	0		0	3,233	965,209
	2010	387,915	762,802	2,737,986	0		0	38,791	3,927,494
	2009	310,773	751,227	418,524	0		0	155,059	1,635,583

Gary Retelny	2011	500,000	550,500	0	0		0	17,640	1,068,140
Head of Strategy and Business Development, Chief Administrative Officer and President of ISS	Dec. 2010	33,333	52,708	777,196	0		0	0	863,238
	2010	400,000	632,500	2,656,011	0		0	17,640	3,706,151
	2009	292,500	651,500	347,736	0		20,460	49,114	1,361,310

(1)

Base salaries for Messrs. Brierwood and Pettit were paid in British pounds sterling and converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.603186, $1.55166, and $1.55386 for fiscal 2011, 2010 and 2009, respectively. Base Salaries for December 2010 represent the portion of salary paid in December 2010 due to the change in the Company’s fiscal year.

(2)

Annual cash bonus amounts were paid in February 2012 for service with respect to fiscal 2011, in January 2011 for service with respect to fiscal 2010 and the December 2010 transition period, and in January 2010 for service with respect to fiscal 2009. Due to the change in the Company’s fiscal year, the bonus amount earned for the December 2010 transition period is reflected separately.

(3)

Represents the grant date fair value of (i) RSUs and annual PSUs (at target) granted in December 2010 and (ii) RSUs and PSUs (at target) granted in January 2011 that have a service inception date in December 2010, calculated in accordance with FASB ASC Topic 718. The grant date value of the PSUs, assuming the highest level of performance conditions will be achieved, is $1,994,829 for Mr. Fernandez, $290,554 for Mr. Obstler, $629,515 for Mr. Brierwood, $454,640 for Mr. Pettit and $408,031 for Mr. Retelny. Information regarding these calculations is set forth in footnotes 1 and 12 to the consolidated financial statements included in the Company’s 2011 Annual Report on Form 10-K.

(4)

The Company does not offer defined benefit pension plans or a nonqualified deferred compensation plan to named executive officers and no longer reports with respect to Morgan Stanley plans as MSCI is no longer affiliated with Morgan Stanley (as MSCI was in fiscal 2008 and 2009).

(5)

The “All Other Compensation” column includes contributions made by the Company under our defined contribution plans and other programs for fiscal 2011. Company matching contributions to the MSCI Inc. 401(k) Retirement Savings Plan were $17,640 for Messrs. Fernandez and Retelny, and $10,290 for Mr. Obstler. Company contributions to the MSCI Barra Group (UK) Personal Pension Plan for Mr. Pettit totaled £32,242 ($51,689). Mr. Brierwood did not participate in the MSCI Barra Group (UK) Personal

Pension Plan. The amount of British pounds sterling was converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.603186.
(6)

Special price-vested stock option award, consisting of four tranches, will not fully vest and become exercisable unless both time and price vesting conditions are satisfied. The options will time-vest beginning on the second anniversary of the grant date and continue vesting on each of the following three anniversaries thereafter. Between fulfillment of each time-vesting service requirement and the stock option term, the closing price must be at or above price hurdles for 20 consecutive trading days in order to vest. The option exercise price was established as the closing price on the day prior to the December 14, 2010 grant date. The price-vesting hurdles were established at $5.00, $10.00, $15.00 and $20.00 above the $36.70 exercise price for each of the four respective tranches.

Grants of Plan-Based Awards

The following table sets forth information regarding awards granted to our named executive officers during the December 2010 transition period for fiscal 2010 performance and January 2011 for the December 2010 transition period.

Name	Grant Date	Compensation Committee Action Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)(4)
			Threshold (#)	Target (#)	Maximum (#)
Henry A. Fernandez	12/14/2010	12/10/2010				62,121			2,279,841
	12/14/2010	12/10/2010	16,725	33,450	50,175				1,227,615
	12/14/2010	12/10/2010					208,175	36.70	3,555,258
	1/11/2011	1/11/2011				5,176			189,959
	1/11/2011	1/11/2011	1,393	2,787	4,180				102,283

David M. Obstler	12/14/2010	12/10/2010				9,803			359,770
	12/14/2010	12/10/2010	2,639	5,278	7,917				193,703

David C. Brierwood	12/14/2010	12/10/2010				19,606			719,540
	12/14/2010	12/10/2010	5,278	10,557	15,835				387,442
	1/11/2011	1/11/2011				1,633			59,931
	1/11/2011	1/11/2011	439	879	1,318				32,259

C.D. Baer Pettit	12/14/2010	12/10/2010				14,160			519,672
	12/14/2010	12/10/2010	3,812	7,624	11,436				279,801
	1/11/2011	1/11/2011				1,180			43,306
	1/11/2011	1/11/2011	317	635	952				23,305

Gary Retelny	12/14/2010	12/10/2010				12,707			466,347
	12/14/2010	12/10/2010	3,421	6,842	10,263				251,101
	1/11/2011	1/11/2011				1,058			38,829
	1/11/2011	1/11/2011	285	570	855				20,919

(1)

Represents PSUs granted during the December 2010 transition period for services rendered during fiscal 2010 and PSUs granted in January 2011 that have a service inception date in December 2010. The actual number of PSUs that will be earned is based on Company performance during fiscal 2011 and 2012, and may be adjusted down to 50% or up to 150% of the target amount. The PSUs are subject to time-vesting of 50% on December 31, 2012 and 50% on December 31, 2013.

(2)

Represents RSUs granted during the December 2010 transition period for services rendered during fiscal 2010 and RSUs granted in January 2011 that have a service inception date in December 2010. The RSUs vest ratably in three annual installments beginning on the one year anniversary of the grant date.

(3)

Represents the grant date fair value of stock awards as computed in accordance with FASB ASC Topic 718 (formerly FAS No. 123R). The grant date fair value for these stock awards of $36.70 per share was based on the closing price of MSCI Class A common shares on the trading day preceding the grant date or service inception date, as the case may be. For PSUs, the grant date fair value is based on the probable outcome of the performance conditions.

(4)	Represents the grant date fair value of stock options granted in December 2010, as computed in accordance with FASB ASC Topic 718 (formerly FAS No. 123R).

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares covered by exercisable and unexercisable stock options and outstanding restricted stock units and performance stock units held by our named executive officers on December 31, 2011 that remain subject to forfeiture and cancellation provisions.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date (mm/dd/yyyy)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Henry A. Fernandez	569,720		18.00	11/14/2017	120,389	3,964,410	36,237	1,193,284
		208,175	36.70	12/14/2020
David M. Obstler	172,811		6.62	1/28/2015	13,795	454,269	39,005	1,284,435
	45,375		9.92	12/31/2015
	27,223		21.07	12/31/2016
	22,143		24.11	1/25/2018
	16,335	5,445	16.48	2/23/2019
David C. Brierwood	177,618		18.00	11/14/2017	70,236	2,312,871	78,890	2,597,848
C.D. Baer Pettit	80,431		18.00	11/14/2017	26,352	867,771	75,713	2,493,229
Gary Retelny	36,027		18.00	11/14/2017	22,999	757,357	74,866	2,465,337

(1)

Includes stock options awarded to Mr. Obstler as an employee of RMG and subsequently assumed by MSCI at the time of the acquisition. The 208,175 unexercisable stock options held by Mr. Fernandez at an exercise price of $36.70 represent special price-vested stock options consisting of four tranches that will not fully vest and become exercisable unless both time and price vesting conditions are satisfied. The number of stock options included in this table time vest on the following dates for Messrs. Fernandez and Obstler:

	Number of Stock Options Vesting by Date
Name	12/14/12	12/31/12	12/14/13	12/14/14	12/14/15
Henry A. Fernandez	54,935	0	52,631	50,835	49,774
David M. Obstler	0	5,445	0	0	0

(2)

Represents outstanding RSUs and Restricted Shares held on December 31, 2011 that remain subject to forfeiture and cancellation provisions. This column does not give effect to Full Career Retirement provisions for Messrs. Fernandez and Brierwood. Equity awards granted to employees eligible for Full Career Retirement vest on the date Full Career eligibility is attained. An employee becomes eligible for Full Career Retirement at age 50 with 12 years as a Managing Director, at age 50 with 15 years as an officer, at least age 55 with 5 years of service (the sum of age plus years of service must equal or exceed 65) or 20 years of service. The number of RSUs and Restricted Shares included in this table vest on the following dates for each named executive officer:

	Number of RSUs/Restricted Shares Vesting by Date
Name	1/9/12	12/14/12	12/17/12	12/31/12	12/14/13	12/31/13
Henry A. Fernandez	43,462	22,432	32,063	0	22,432	0
David M. Obstler	0	3,268	0	3,630	3,267	3,630
David C. Brierwood	30,132	7,079	25,946	0	7,079	0
C.D. Baer Pettit	8,807	5,113	7,319	0	5,113	0
Gary Retelny	7,317	4,589	6,506	0	4,587	0

(3)	The market value of outstanding RSUs and PSUs is based on a share price of $32.93, the closing price of MSCI Class A common stock on December 30, 2011, rounded to the nearest whole number.
(4)

Represents outstanding PSUs held on December 31, 2011 that remain subject to forfeiture and cancellation provisions. This column does not give effect to Full Career Retirement provisions for Messrs. Fernandez and Brierwood. These numbers represent PSUs each named executive officer would receive assuming the financial targets associated with the awards are achieved at 100%. The actual numbers of PSUs earned are based on Company performance. PSUs with a service inception date of June 1, 2010 can be adjusted to zero if threshold performance is not achieved and up to 200% if maximum performance is achieved. PSUs granted on December 14, 2010 and January 11, 2011 can be adjusted to 50% if threshold performance is not achieved and up to 150% if maximum performance is achieved. The number of PSUs included in this table time-vest on the following dates for each named executive officer:

	No. of PSUs Vesting by Date
Name	12/1/11	12/31/12	12/31/13
Henry A. Fernandez	0	18,119	18,118
David M. Obstler	16,864	19,502	2,639
David C. Brierwood	33,727	39,446	5,717
C.D. Baer Pettit	33,727	37,857	4,129
Gary Retelny	33,727	37,433	3,706

Option Exercises and Stock Vested

The following table contains information with regard to stock options exercised by our named executive officers and vesting and conversion of RSUs held by the named executive officers during the December 2010 transition period and fiscal 2011.

Name	Period	Option Awards		Stock Awards
		Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Henry A. Fernandez	2011	0	0	275,044	9,398,483
	Dec 2010	0	0	32,064	1,200,476

David M. Obstler	2011	40,000	1,222,450	6,898	223,556
	Dec 2010	0	0	3,630	141,425

David C. Brierwood	2011	0	0	102,588	3,579,074
	Dec 2010	0	0	10,166	380,615

C.D. Baer Pettit	2011	0	0	71,240	2,425,241
	Dec 2010	0	0	7,319	274,023

Gary Retelny	2011	36,026	646,908	63,205	2,149,155
	Dec 2010	0	0	6,506	243,585

(1)	The value realized is based on the closing price of MSCI Class A common stock on the date of option exercise and stock vesting as applicable.

Potential Payments Upon Termination or Change in Control

Terminations Other than Death, Disability, Involuntary Termination without Cause, Governmental Service or Specified Terminations following a Change in Control. Upon termination of a named executive officer’s employment for any reason other than death, disability, involuntary termination without cause, governmental service, or specified terminations following a change in control, his unvested RSUs, stock options and PSUs will generally be cancelled immediately. Equity awards granted to employees who are eligible for Full Career Retirement are cancelled following an involuntary termination for cause.

Death or Disability. Upon termination of a named executive officer’s employment due to death or disability, the RSUs will convert into shares, unvested stock options will become exercisable, and PSUs will time-vest but will remain subject to adjustment based on Company performance through the end of the performance period.

Involuntary Termination. If the Company terminates a named executive officer’s employment under circumstances not involving cause and he signs an agreement and release satisfactory to the Company, his unvested RSUs will convert into shares, his unvested stock options will become exercisable, and his PSUs will generally time-vest but will remain subject to adjustment based on Company performance through the end of the performance period.

Governmental Service. Upon termination of a named executive officer’s employment as a result of commencing employment with a governmental employer (or his subsequent employment with a governmental employer following termination of employment), the RSUs will convert into shares, unvested stock options will become exercisable, and PSUs will time-vest on the date of termination of employment and will performance-vest and convert into shares based on the expected achievement of the performance metrics for the performance period (which will be determined by extrapolating the performance metrics that have been achieved as of the end of the most recent fiscal quarter prior to the date, on which the named executive officer’s employment terminates), provided that the named executive officer demonstrates that the divestiture of his continued interest in the equity awards is reasonably necessary to avoid the violation of U.S. federal, state or local or foreign ethics law or conflicts of interest law.

Change in Control. For the equity grants made in fiscal 2009, fiscal 2010 and December 2010 in respect of service in fiscal 2008, fiscal 2009 and fiscal 2010, respectively, “double trigger” vesting continues to apply in most cases. For named executive officers, the awards are subject to “single trigger” accelerated vesting upon certain hostile change in control events or other qualifying change in control events (as defined in the applicable award certificate). In the event of a change in control, all unvested PSUs will time-vest, subject to continued employment on the date of the change in control, and will performance-vest and convert into shares on the effective date of a change in control based on the expected achievement of the applicable performance metrics for the relevant performance period (which will be determined by extrapolating the performance metrics that have been achieved as of the end of the most recent fiscal quarter prior to the effective date of the change in control).

The following table represents the amounts to which our named executive officers or their estates would have been entitled had their employment been terminated on December 31, 2011.

Name	Termination Due to Death, Disability, Involuntary Termination without Cause, Government Service or Certain Terminations Following a Change in Control(1)	Termination Due to Death, Disability, Involuntary Termination without Cause, Government Service or Certain Terminations Following a Change in Control(2)
Henry A. Fernandez(3)	$0	$0
David M. Obstler	$1,828,274	$3,025,807
David C. Brierwood(3)	$2,221,260	$4,442,520
C.D. Baer Pettit	$3,361,000	$5,718,229
Gary Retelny	$3,222,694	$5,565,993

(1)

These amounts represent the values associated with the acceleration of unvested RSUs and stock options, and payout of PSUs at the target performance level. All values are based on a closing stock price of $32.93 per share as of December 30, 2011.

(2)

These amounts represent the values associated with the acceleration of unvested RSUs and stock options, and payout of PSUs at the maximum performance level. All values are based on a closing stock price of $32.93 per share as of December 30, 2011.

(3)

For Messrs. Fernandez and Brierwood, excludes unvested but outstanding December 17, 2008, December 15, 2009, and December 14, 2010 RSUs, and the December 14, 2010 PSUs at target, due to the awards’ Full Career Retirement provision. As of December 30, 2011, the values of these awards were $5,157,694 and $2,689,459 for Messrs. Fernandez and Brierwood, respectively. These awards would be cancelled following an involuntary termination for cause (as defined in the award agreement).

 Item 2—Advisory Approval of our Executive Compensation

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables MSCI’s shareholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

Please refer to “Executive Compensation—Compensation Discussion and Analysis—Executive Summary” above for an overview of the compensation of our named executive officers.

We are asking for shareholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

This vote is advisory and therefore not binding on MSCI, the Compensation Committee of the Board, or the Board. The Board and the Compensation Committee value the opinions of MSCI’s shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Our Board unanimously recommends a vote “FOR” the approval of the compensation of MSCI’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

Director Compensation and Stock Ownership Guidelines

In fiscal 2011, each non-employee director was entitled to receive an annual cash retainer of $75,000, but could elect, under the terms of the MSCI Inc. Independent Directors’ Equity Compensation Plan, as amended, (IDECP), to receive an equivalent amount of our Class A common stock in lieu of the cash retainer. In addition to the annual retainer, non-employee directors were also entitled to the following cash retainers for serving as chairs and/or non-chair members of the Board’s standing committees. These amounts were also subject to the election discussed in the preceding sentence. Directors do not receive meeting fees and employee directors do not receive any separate compensation for their Board activities.

Retainer
Committee Chair
Audit Committee	$25,000
Compensation Committee	$15,000
Nominating and Corporate Governance Committee	$15,000

Committee Non-Chair Member
Audit Committee	$10,000
Compensation Committee	$10,000
Nominating and Corporate Governance Committee	$10,000

Each non-employee director was also entitled to receive an annual equity award payable in RSUs having an aggregate fair market value of $90,000 for non-employee directors and $115,000 for the Lead Director based on the closing price of our Class A common stock as reported by the NYSE on the date of grant (any fractional shares are paid in cash).

Cash retainers and RSU awards are prorated when a director joins the Board or a Committee at any time other than the annual meeting of shareholders. RSUs granted on the date of an annual meeting of shareholders vest one year from the date of grant. RSUs not granted on the date of an annual meeting of shareholders vest on the one year anniversary of the most recent annual meeting of shareholders held prior to the date of grant. RSUs are recognized as an expense in the Company’s financial statements for financial reporting purposes with respect to fiscal 2011 in accordance with FASB ASC Subtopic 718-10.

Holders of these RSUs are entitled to participate in dividend equivalent payments and such payments may be settled in cash, shares of our Class A common stock, or a combination thereof, to be decided by the Company in its sole discretion. Prior to the conversion, RSU holders will not have any rights as an MSCI shareholder, including the right to vote the underlying shares. The RSUs are generally non-transferable; however, our Board may, in its discretion, specify circumstances under which an award may become immediately transferable and nonforfeitable or under which the award will be forfeited. The RSUs will vest and convert immediately upon termination of service for reasons of death, disability or a change in control. If service as a director terminates for any other reason, all unvested restricted stock units will be cancelled and forfeited.

Non-employee directors are reimbursed for their expenses in connection with attending Board meetings.

Fiscal 2011 and December 2010 Transition Period Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(1)(3)(4)(5)	All Other Compensation ($)	Total ($)
Benjamin F. duPont(6)	102,922	94,161	—	197,084
Alice W. Handy(7)	92,089	94,161	—	186,250
Catherine R. Kinney(8)	108,339	94,161	—	202,500
Linda H. Riefler(9)	81,256	94,161	—	175,417
George W. Siguler(10)	92,089	94,161	—	186,250
Scott M. Sipprelle(11)	108,339	94,161	—	202,500
Patrick Tierney(12)	92,089	94,161	—	186,250
Rodolphe M. Vallee(13)	119,167	119,166	—	238,334

(1)

Pursuant to MSCI’s Amended and Restated Articles of Incorporation, directors hold office for a term expiring at the next annual meeting of shareholders. The fiscal 2010 board term consisted of a 13-month period commencing in April 2010 and ending in May 2011. The additional month was due to the change in MSCI’s fiscal year end and each director received fees equal to a pro-rated amount of 1/12th of such director’s annual cash retainer and equity award effective for the fiscal 2010 Board term. The 2011 Board term does not coincide with MSCI’s January through December fiscal year. Amounts included in the table above represent the portion of cash earned or paid, or stock awards granted, as applicable, with respect to service during the December 2010 transition period and fiscal 2011. All stock awards were granted during fiscal 2011.

(2)	Cash amounts in the table above include the annual retainers and committee chair and member fees as well as cash payments in lieu of fractional RSUs.
(3)

Represents the aggregate grant date fair value of RSUs granted in fiscal 2011 calculated in accordance with FASB ASC Subtopic 718-10. The fair value is calculated by multiplying the closing price of our Class A common stock on the date of grant by the number of units awarded. For assumptions regarding these calculations, please see footnotes 1 and 12 to the consolidated financial statements included in our Annual Report on Form 10-K filed on February 29, 2012. However, the values in this column may not correspond to the actual value that will be realized by the non-employee directors at the time the RSUs vest.

(4)

On May 5, 2011, Messrs. duPont, Siguler, Sipprelle and Tierney, and Mmes. Handy, Kinney and Riefler each received 2,572 RSUs (determined by dividing $94,167 by $36.61, which was the closing price per share of our Class A common stock on the grant date and a fractional amount of $6 was paid in cash) under the IDECP for the fiscal 2011 Board term and the December 2010 transition period. As the Lead Director, Mr. Vallee received 3,255 RSUs (determined by dividing $119,167 by $36.61, which was the closing price per share of our Class A common stock on the grant date and a fractional amount of $1 was paid in cash) under the IDECP for the fiscal 2011 Board term and the December 2010 transition period. The RSUs will vest on May 5, 2012.

(5)

As of December 31, 2011, each of our non-employee directors had the following outstanding stock awards in the form of RSUs: Messrs. duPont, Siguler, Sipprelle and Tierney and Mmes. Handy, Kinney and Riefler each had 2,572 RSUs outstanding and Mr. Vallee had 3,255 RSUs outstanding.

(6)

Mr. duPont elected to receive the first $43,333 of his total fees in cash and the remainder, or $59,583 in the form of our Class A common stock, such fees consisting of an $81,250 retainer fee for his service on the Board and a $21,667 retainer fee for his service as a member of the Audit Committee and Compensation Committee. He received a total of 1,627 shares of our Class A common stock and $19 as a cash payment for fractional shares.

(7)

Ms. Handy elected to receive 100% of the fees she is entitled to for the fiscal 2011 Board term, such fees consisting of an $81,250 retainer fee for her service on the Board and a $10,833 retainer fee for her service as a member of the Nominating and Corporate Governance Committee, in the form of our Class A common stock. She received a total of 2,515 shares of our Class A common stock and $9 as a cash payment for fractional shares.

(8)

Ms. Kinney received an $81,250 retainer for her service on the Board for the fiscal 2011 Board term. She elected to receive 100% of a $27,083 retainer for her service as Chair of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee in the form of our Class A common stock. She received a total of 739 shares of our Class A common stock and $29 as a cash payment for fractional shares.

(9)	Ms. Riefler received an $81,250 retainer fee for her service on the Board.
(10)	Mr. Siguler received an $81,250 retainer fee for his service on the Board and a $10,833 retainer fee for his service as a member of the Nominating and Corporate Governance Committee.
(11)

Mr. Sipprelle elected to receive 100% of the fees he is entitled to for the fiscal 2011 Board term, such fees consisting of an $81,250 retainer fee for his service on the Board and a $27,083 retainer fee for his service as Chair of the Audit Committee, in the form of our Class A common stock. He received a total of 2,959 shares of our Class A common stock and $4 as a cash payment for fractional shares.

(12)	Mr. Tierney received an $81,250 retainer fee for his service on the Board and a $10,833 retainer fee for his service as a member of the Audit Committee.
(13)

Mr. Vallee received an $81,250 retainer fee for his service on the Board and a $37,916 retainer fee for his service as Chair of the Compensation Committee and a member of the Audit Committee and Nominating and Corporate Governance Committee.

Non-Employee Director Stock Ownership Guidelines

On January 12, 2011, the Board adopted stock ownership guidelines, under which commencing on the date of the 2013 annual shareholders’ meeting, non-employee directors are required to maintain a target level of ownership. The target level of ownership for each year is the number of shares equal to the sum of the RSUs granted to such non-employee director on the date of each of the three prior annual shareholders’ meetings. Shares counted toward these guidelines include any shares held by the director directly or indirectly and RSUs with respect to our Class A common stock granted under the IDECP.

Director Deferral Plan

On August 2, 2011, the Board adopted the MSCI Inc. Independent Directors Deferral Plan, which permits directors to defer receipt of shares of our Class A common stock payable in lieu of cash retainers and/or upon conversion of RSUs vesting during the year for which an election has been submitted. Receipt of shares of our Class A common stock may be deferred until a future date specified by the director, a separation from service (as defined by Treasury regulations), or the earlier of the two. While the Plan allows for it, the Board has not yet implemented a process for the deferral of cash payments.

 Item 3—Ratification of the Appointment of MSCI Inc.’s Independent Auditor

The Audit Committee appointed Deloitte & Touche LLP (Deloitte & Touche) as independent auditors for the fiscal year ending December 31, 2012 and presents this selection to the shareholders for ratification. Deloitte & Touche will audit our consolidated financial statements for the fiscal year ending December 31, 2012 and perform other permissible pre-approved services.

A Deloitte & Touche representative will attend the annual meeting to respond to your questions and will have the opportunity to make a statement if they desire to do so. If shareholders do not ratify the appointment, the Audit Committee will reconsider it.

Our Board unanimously recommends a vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

Independent Auditor’s Fees. The following table summarizes the aggregate fees (including related expenses; $ in thousands) billed and accrued in fiscal 2011, the December 2010 transition period and fiscal 2010 for professional services provided by Deloitte & Touche. These fees were approved pursuant to the pre-approval policies and procedures described below.

	2011	December 2010	2010
Audit fees(1)	$2,454	280	$2,338
Audit-related fees(2)	$209	—	$209
Tax fees(3)	$37	—	$48
All other fees	$—	—	$—

Total	$2,700	280	$2,595

(1)

Audit fees consisted of fees billed and accrued for (i) audits of our consolidated financial statements included in our Annual Reports on Form 10-K and related services, (ii) reviews of the interim condensed consolidated financial statements included in our quarterly financial statements, (iii) the annual audit of the 401(k) financial statements, (iv) comfort letters, consents and other services related to SEC and other regulatory filings, (v) audits of our internal control over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002) and (vi) accounting consultations. Audit fees for fiscal 2011 also included auditing services provided in connection with an ISS-specific audit.

(2)	In fiscal 2011 and 2010, audit-related fees consisted of fees billed for SAS 70 audit fees for RiskMetrics.
(3)	In fiscal 2011 and 2010, tax fees consisted of consulting for sales tax assistance and other tax advisory services.

Pre-approval Policy of the Audit Committee of Services Performed by Independent Auditors. The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services by the independent auditor to ensure that the services do not impair the auditor’s independence. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by the independent auditors and the estimated fees related to those services. During the pre-approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. Even if a service has received general pre-approval, if it involves a fee in excess of $75,000 or relates to tax planning and advice, it requires a separate pre-approval, which has been delegated to our Chair. The Chair must report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC and NYSE rules and regulations. Management reports the actual fees versus pre-approved amounts periodically throughout the year by category of service.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board. The charter is available under the “Corporate Governance” link under the “Investor Relations” link at www.msci.com. Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC. The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, the Company’s risk management, the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), the performance of the Company’s internal auditor and independent auditor and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent auditor. The Board has determined that all of the Audit Committee’s members are independent under the applicable independence standards of the NYSE and the Exchange Act.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor, Deloitte & Touche, is responsible for auditing the consolidated financial statements included in the Company’s Annual Reports on Form 10-K, reviewing the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q and expressing an opinion as to their conformity with accounting principles generally accepted in the United States, and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Our responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

The Audit Committee held seven meetings during the December 2010 transition period and fiscal year ended December 31, 2011. With respect to the December 2010 transition period and fiscal year ended December 31, 2011, the Audit Committee, among other things:

•	reviewed and discussed the Company’s quarterly and annual earnings releases;

•

reviewed and discussed the (i) quarterly unaudited consolidated financial statements and related footnotes and the (ii) audited consolidated financial statements and related footnotes for the December 2010 transition period and fiscal year ended December 31, 2011 with management and Deloitte & Touche;

•	reviewed and discussed the annual plan and scope of work of the independent auditor;

•	reviewed and discussed the annual plan and scope of work of the internal auditor and summaries of significant reports to management by the internal auditor;

•

met with Deloitte & Touche, the internal auditor and Company management in executive sessions to discuss the results of their examinations and evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs;

•	reviewed and discussed the critical accounting policies set forth in the Company’s Annual Report on Form 10-K; and

•	reviewed business and financial market conditions, including quarterly assessments of risks posed to MSCI’s operations and financial condition.

We discussed with Deloitte & Touche matters that independent registered public accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company

Accounting Oversight Board, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance). This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

Deloitte & Touche also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with us concerning independence, and represented that it is independent from the Company. We discussed with Deloitte & Touche their independence from the Company, and considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, and their opinion on the effectiveness of the Company’s internal control over financial reporting were compatible with maintaining their independence.

During fiscal 2011, we also received regular updates on the amount of fees and scope of audit and audit-related services provided. Pursuant to the pre-approval policies and procedures related to the provision of audit and non-audit services by the independent auditors as described above under “Pre-approval Policy of the Audit Committee of Services Performed by Independent Auditors,” and following the acquisition of RiskMetrics we approved the hiring of Deloitte Tax LLP to provide tax advisory services, including sales tax assistance from June 10, 2010 through December 31, 2013.

Based on our review and these meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board that the Company’s audited consolidated financial statements for the December 2010 transition period and fiscal year ended December 31, 2011 be included in the Company’s Annual Report on Form 10-K. We also selected Deloitte & Touche as the Company’s independent auditor for the fiscal year ended December 31, 2012 and are presenting the selection to the shareholders for ratification.

Respectfully submitted,

Scott M. Sipprelle, (Chair)

Benjamin F. duPont

Patrick Tierney

Rodolphe M. Vallee

 Item 4—Approval of Amendments to our Amended and Restated Certificate of Incorporation to Eliminate the Authorized Shares of our Class B Common Stock, Increase the Total Number of Authorized Shares of our Class A common stock, Rename our Class A Common Stock and Make Certain Other Conforming Changes

Introduction

We are seeking shareholder approval to amend our Amended and Restated Certificate of Incorporation to eliminate the 250 million authorized shares of our Class B common stock, none of which are currently outstanding, and eliminate all references to the Class B common stock, including but not limited to provisions relating to the rights, preferences and limitations of the Class B common stock, increase the total number of authorized shares of our Class A common stock by 250 million to 750 million (such increase representing the aggregate number of shares of our Class B common stock being eliminated) and to rename our Class A common stock as simply our “common stock”. On February 24, 2012, our Board voted to approve and recommended that shareholders approve the Second Amended and Restated Certificate of Incorporation, which incorporates these changes.

Reasons for the Proposed Amendments

MSCI Inc.’s Amended and Restated Certificate of Incorporation currently authorizes an aggregate of 750 million shares of common stock, consisting of 500 million shares of Class A common stock, par value $0.01 per share and 250 million shares of Class B common stock, par value $0.01 per share. The Amended and Restated Certificate of Incorporation also authorizes 100 million shares of preferred stock, par value $0.01 per share. In connection with our IPO in November 2007, we reclassified our outstanding common stock into shares of Class A common stock and Class B common stock. Immediately following the IPO, Morgan Stanley and Capital Group International held approximately 81.0 million and 2.9 million shares of our Class B common stock, respectively. Morgan Stanley and Capital Group International converted and sold their remaining shares of our Class B common stock in subsequent registered secondary equity offerings from May 2008 through May 2009. As a result, there are currently no shares of our Class B common stock outstanding. In addition, MSCI currently has no plans or intentions to issue any shares of Class B common stock in the future.

The Board has proposed the amendments because it believes the dual class structure and continuing reference to the Class B common stock in the Amended and Restated Certificate of Incorporation is unnecessary, burdensome and potentially confusing to investors and the capital markets. Additionally, our Board believes that the amendment to rename the Class A common stock as “common stock” will help eliminate any mistaken belief on the part of the investing public and/or others who report or follow our publicly traded equity securities that we may have another class of common equity.

Furthermore, the purpose of the increase in the authorized number of shares of our Class A common stock is to offset the elimination of the 250 million shares of our Class B common stock. As a result, the aggregate total number of authorized shares of common stock will remain unchanged at 750 million shares. Our Board does not intend to issue any shares of our Class A common stock except for purposes and on terms that the Board believes to be in the best interests of the Company.

The proposed amendments will not change any substantive terms of our Class A common stock or any powers or rights of its holders and the additional shares of Class A common stock for which authorization is sought would be identical to, and have the same rights and privileges as the shares of our Class A common stock now authorized. MSCI’s common stock will continue to be listed and traded on the New York Stock Exchange under the symbol “MSCI.”

The proposed amendments would amend our Amended and Restated Certificate of Incorporation as set forth on Annex C to this Proxy Statement (proposed additions are indicated by bold underlining and proposed deletions are indicated by overstriking), including changes to eliminate outdated references to Morgan Stanley.

Our Board unanimously recommends a vote “FOR” the approval of the proposed amendments to our Amended and Restated Certificate of Incorporation to eliminate the 250 million authorized shares of Class B common stock, eliminate references to the Class B common stock, increase the total number of authorized shares of our Class A common stock, rename our Class A common stock and make certain other conforming changes.

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance. We believe that all required reports have been timely filed under the SEC’s rules for reporting transactions by executive officers and directors in our Class A common stock.

Certain Transactions.

Transactions with Morgan Stanley. As indicated under “Beneficial Ownership of Common Stock Table—Principal Shareholders” above, Morgan Stanley filed a Schedule 13G/A on February 8, 2012 that publicly reported that it and its affiliate, MSIM, had acquired more than 5% of our Class A common stock, but certified that such acquisition was made in the ordinary course of business and that such shares were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of the securities and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect. Ms. Riefler, one of our directors, is also an employee of Morgan Stanley.

On January 20, 2009, we entered into an investment management agreement with MSIM pursuant to which we appointed MSIM to manage our excess cash. The agreement is subject to termination upon 180 days written notice from MSIM or at any time by MSCI. The terms and conditions of this engagement were approved by our independent directors. During the December 2010 transition period and fiscal 2011, we incurred fees of $0.3 million under this agreement.

Morgan Stanley and/or its affiliates subscribe to, in the normal course of business, certain of our products and services. For purposes of full disclosure, revenues recognized by us from subscriptions, licenses or other fees to our products and services by Morgan Stanley and/or its affiliates for the December 2010 transition period and fiscal 2011 were approximately $16.8 million. These transactions are negotiated on an arm’s-length basis. These transactions are subject to our Related Person Transactions Policy described below, but under that policy they do not require Board approval if they are negotiated on an arm’s-length basis and contain customary terms and conditions.

Transactions with Other Related Persons. From time to time, shareholders that own more than 5% of our Class A common stock subscribe to, license or otherwise purchase, in the normal course of business, certain of our products and services. These transactions are negotiated on an arm’s-length basis. These transactions are subject to our Related Person Transactions Policy described below, but under that policy they do not require Board approval if they are negotiated on an arm’s-length basis and contain customary terms and conditions.

During the December 2010 transition period and fiscal 2011, Baron Capital Management, Inc., BlackRock, Inc., Eton Park Capital Management, L.P. and T. Rowe Price and/or their respective affiliates subscribed to, licensed or otherwise purchased in the normal course of business, certain of our products and services. Revenues recognized by us from subscriptions, licenses and other fees related to our products and services by Baron Capital Management, Inc., BlackRock, Inc., Eton Park Capital Management, L.P. and T. Rowe Price and/or their respective affiliates for the December 2010 transition period and fiscal 2011 were approximately $0.2 million, $79.7 million, $0.2 million and $2.6 million, respectively.

Related Person Transactions Policy. Our Board has adopted a written Related Person Transactions Policy (Policy) governing the approval of related person transactions. For purposes of the Policy: (i) a Related Person Transaction means (1) a Transaction involving the Company in which the amount involved exceeds $120,000 in any fiscal year and a Related Person has a direct or indirect material interest and (2) any material amendment or modification to the foregoing, regardless of whether such Transaction previously has been approved in accordance with the Policy; (ii) a Related Person means any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of MSCI or a nominee to become a director of MSCI, a person or entity that is known to be the beneficial owner of more than 5% of MSCI’s voting securities, excluding any beneficial owner that reports its ownership on Schedule 13G pursuant to Rule 13d-1(b) under the

Exchange Act (5% Stockholder under the Policy) and the Immediate Family Members (as defined in the Policy) of any of the foregoing; and (iii) a Transaction means any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, including indebtedness, guarantees of indebtedness and transactions involving employment and similar relationships. Under the Policy, the Legal and Compliance Department, in consultation with the General Counsel and outside counsel to the extent appropriate, determines whether potential Related Person Transactions are subject to review under the Policy and/or disclosure as a Related Person Transaction under SEC rules. If the Legal and Compliance Department and the General Counsel determine that (i) the proposed Transaction constitutes a Related Person Transaction or (ii) it would be beneficial to further review the Transaction under the Policy, then, in either case, the Transaction is referred to the CEO and the General Counsel or the Nominating and Corporate Governance Committee. Any such Transaction will be referred for approval or ratification to: (i) the CEO and the General Counsel, in the case of a Transaction involving an executive officer (and/or their Immediate Family Members) other than the CEO or the General Counsel; (ii) the CEO, in the case of a Transaction involving the General Counsel (and/or the General Counsel’s Immediate Family Members); or (iii) the Nominating and Corporate Governance Committee, in the case of a Transaction involving a 5% Stockholder, a director, director nominee or the CEO (and/or their Immediate Family Members). In determining whether to approve a Related Person Transaction, the applicable reviewer, as set forth in the preceding sentence, considers all relevant facts and circumstances, including, among other things, the commercial reasonableness of the terms of the proposed Transaction, the benefit to the Company, the availability and/or opportunity costs of alternative Transactions, the materiality and character of the Related Person’s direct or indirect interest, whether the Transaction would impair the independence of a director if the Related Person is a director, and whether the Transaction would, or would be perceived to, present an improper conflict of interest for the Related Person taking into account the factors identified therein. All determinations by the CEO and the General Counsel are reported to the Nominating and Corporate Governance Committee at its next meeting. Certain categories of Transactions set forth in the Policy have been determined not to be Related Person Transactions and are not subject to the Policy. These categories of Transactions include, among other things, (i) Transactions between MSCI and any entity in which a Related Person has a relationship solely as a director, a less than 5% equity holder of any entity whose equity securities are publicly traded, a less than 10% holder of an entity whose equity securities are not publicly traded, or an employee (other than an executive officer), (ii) certain compensation agreements and corporate sponsored investment opportunities approved by the Compensation Committee or Board, as applicable, (iii) any transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis, (iv) certain transactions involving terms established on a competitive basis, in the ordinary course of business and on terms substantially similar to those prevailing at the time for comparable transactions, products or services for or with unaffiliated third parties or to the Company’s employees on a broad basis; (v) investments in financial products based on or created with the use of MSCI products and (vi) certain indemnification payments. The Nominating and Corporate Governance Committee administers the Policy and may amend it from time to time.

Other Business. We do not know of any other matters that may be presented for action at the meeting other than those described in this Proxy Statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

Shareholder Nominations for Director Candidates. The Nominating and Corporate Governance Committee oversees searches for and identifies qualified individuals for membership on MSCI’s Board. See “Corporate Governance—Director Qualifications” above.

Shareholders of record may make recommendations for consideration by the Nominating and Corporate Governance Committee at any time, but recommendations for consideration as nominees at the annual meeting of shareholders must be received not less than 120 days before the first anniversary of the date that the proxy statement was released to shareholders in connection with the previous year’s annual meeting. Therefore, to submit a candidate for consideration for nomination at the 2013 annual meeting of shareholders, shareholders must submit the recommendation, in writing, by November 19, 2012. The written notice must demonstrate that it is being submitted by a shareholder of record of MSCI and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm his or her candidate’s consent to serve as a director. There is no difference in the manner in which the Nominating and Corporate Governance Committee evaluates nominees proposed by shareholders and those identified by the Nominating and Corporate Governance Committee. Shareholders must send recommendations to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Gary Retelny, MSCI Inc., One Chase Manhattan Plaza, 44th Floor, New York, New York 10005.

Shareholder Proposals for the 2013 Annual Meeting. Shareholders intending to present a proposal at the 2013 annual meeting and have it included in our Proxy Statement for that meeting must submit the proposal in writing to Corporate Secretary, Gary Retelny, MSCI Inc., One Chase Manhattan Plaza, 44th Floor, New York, New York 10005. We must receive the proposal no later than November 19, 2012.

Shareholders intending to present a proposal at the 2013 annual meeting, but not to include the proposal in our Proxy Statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that our Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2013 annual meeting no earlier than January 2, 2013 and no later than February 1, 2013. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary.

Shareholders Sharing an Address. Consistent with notices sent to record shareholders sharing a single address, we are sending only one Notice of Internet Availability of Proxy Materials, 2011 Annual Report on Form 10-K and Proxy Statement to that address unless we received contrary instructions from any shareholder at that address. This “householding” practice reduces our printing and postage costs. Shareholders may request or discontinue householding, or may request a separate copy of the Notice of Internet Availability of Proxy Materials, 2011 Annual Report on Form 10-K or Proxy Statement as follows:

•	Record shareholders wishing to discontinue or begin householding, should contact our Corporate Secretary, Gary Retelny, MSCI Inc., One Chase Manhattan Plaza, 44th Floor, New York, New York 10005.

•	Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder.

•

Any householded shareholder may request prompt delivery of a copy of the 2011 Annual Report on Form 10-K or Proxy Statement by contacting us at (866) 447-7874 or may write to us at Investor Relations, MSCI Inc., One Chase Manhattan Plaza, 44th Floor, New York, NY 10005 or by email to investor.relations@msci.com. Instructions for requesting such materials are also included in the Notice of Internet Availability of Proxy Materials.

Consent to Electronic Delivery of Annual Meeting Materials. Shareholders can access this Proxy Statement and our 2011 Annual Report on Form 10-K via the Internet at www.proxyvote.com by following the instructions outlined on the secure web site. For future annual meetings of shareholders, shareholders can consent to accessing their proxy materials, including the Notice of Internet Availability of Proxy Materials, the Proxy Statement and the 2011 Annual Report on Form 10-K, electronically in lieu of receiving them by mail. To receive materials electronically you will need access to a computer and an e-mail account. To sign up for electronic delivery, when voting using the Internet at www.proxyvote.com, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Registered shareholders that wish to revoke their request for electronic delivery at any time without charge, should contact our Corporate Secretary, Gary Retelny, MSCI Inc., One Chase Manhattan Plaza, 44th Floor, New York, New York 10005 or contact us at (866) 447-7874.

If you hold your shares through a bank, brokerage firm or other nominee and you have not already done so, you can choose this electronic delivery option by contacting your nominee. You may update your electronic address by contacting your nominee.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 2, 2012. Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available free of charge at www.proxyvote.com.

Annex A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Income (unaudited).

Year Ended November 30, 2010
(in thousands)
Pro Forma Net Income(1)	$110,831
Plus: Other expense (income), net	71,430
Plus: Provision for income taxes	66,896

Pro Forma Operating income	$249,157

Plus: Non-recurring stock based compensation(2)	12,366
Plus: Transaction costs	—
Plus: Depreciation and amortization	21,660
Plus: Amortization of intangible assets	64,477
Plus: Restructuring costs	8,896

Pro Forma Adjusted EBITDA	$356,556

(1)

Pro Forma financial information for fiscal 2010 reflects an adjustment that assumes the acquisition of RiskMetrics Group, Inc. occurred on December 1, 2009. It includes MSCI’s results for the fiscal year ended November 30, 2010 and RiskMetrics’ fourth quarter ended December 31, 2009 and its first quarter ended March 31, 2010.

(2)

Non-recurring stock based compensation expenses reflect costs associated with the founders grants awarded in connection with MSCI’s IPO and the one-time performance based equity awards granted in connection with the acquisition of RiskMetrics.

Reconciliation of Adjusted EBITDA to Net Income (unaudited).

	Years Ended
	December 31, 2011	November 30, 2010
	(in thousands)
Net Income	$173,454	$92,170
Plus: Other expense (income), net	58,585	52,632
Plus: Provision for income taxes	89,959	61,321

Operating income	$321,998	$206,123

Plus: Non-recurring stock based compensation(1)	7,918	12,366
Plus: Transaction costs(2)	—	21,206
Plus: Depreciation and amortization	19,425	17,413
Plus: Amortization of intangible assets	65,805	41,599
Plus: Restructuring costs	3,594	8,896

Adjusted EBITDA	$418,740	$307,603

(1)

Non-recurring stock based compensation expenses reflect costs associated with the founders grants awarded in connection with MSCI’s IPO and the one-time performance based equity awards granted in connection with the acquisition of RiskMetrics.

(2)	Third party transaction expenses related to the acquisition of RiskMetrics.

Reconciliation of Adjusted EPS to EPS (unaudited).

	Years Ended
	December 31, 2011	November 30, 2010
GAAP – EPS	$1.41	$0.81
Plus: Non-recurring stock based compensation(1)	0.06	0.11
Plus: Amortization of intangible assets	0.54	0.36
Plus: Transaction costs(2)	0.00	0.19
Plus: Debt repayment and refinancing expenses(3)	0.05	0.07
Plus: Restructuring costs	0.03	0.08
Less: Income tax effect(4)	(0.24)	(0.27)

Adjusted EPS	$1.85	$1.35

(1)

Non-recurring stock based compensation expenses reflect costs associated with the founders grants awarded in connection with MSCI’s IPO and the one-time performance based equity awards granted in connection with the acquisition of RiskMetrics in June 2010.

(2)	Third party transaction expenses related to the acquisition of RiskMetrics in June 2010.
(3)

Refinancing expenses include $6.1 million and $8.3 million of expenses incurred in connection with the repricing of our credit facility in March 2011 and the refinancing of our debt to complete the RiskMetrics acquisition in June 2010, respectively. During fiscal 2011, we also incurred $0.3 million with respect to the accelerated write-down of deferred financing expenses related to the $88.0 million repayment of the outstanding term loan.

(4)

For the purposes of calculating Adjusted EPS, non-recurring stock based compensation, amortization of intangible assets, debt repayment and refinancing expenses and restructuring costs are assumed to be taxed at the effective rate excluding transaction costs in fiscal 2010 and non-recurring benefits of $4.2 million in fiscal 2011. The tax rate was 35.7% and 37.4% for fiscal 2011 and 2010, respectively.

Reconciliation of Adjusted EBITDA Non-Compensation Expenses to Non-Compensation Expenses (unaudited).

	Year Ended
	December 31, 2011	November 30, 2010(1)	November 30, 2010
	(in thousands)
Non-compensation Expenses	$232,856	$235,757	$199,783
Less: Transaction costs(2)	—	—	21,206
Less: Restructuring costs	3,594	8,896	8,896
Less: Amortization of intangibles	65,805	64,477	41,599
Less: Depreciation and amortization	19,425	21,660	17,413

Adjusted EBITDA Non-Compensation Expenses	$144,032	$140,724	$110,669

(1)

Pro Forma financial information for fiscal 2010 reflects an adjustment that assumes the acquisition of RiskMetrics Group, Inc. occurred on December 1, 2009. It includes MSCI’s results for the fiscal year ended November 30, 2010 and RiskMetrics’ fourth quarter ended December 31, 2009 and its first quarter ended March 31, 2010.

(2)	Third party transaction expenses related to the acquisition of RiskMetrics in June 2010.

Notes Regarding the Use of Non-GAAP Financial Measures. MSCI has presented supplemental non-GAAP financial measures as part of this Proxy Statement. The presentation of non-GAAP financial measures should not be considered as alternative measures for the most directly comparable GAAP financial measures. These measures are used by management to monitor the financial performance of the business, inform business decision making and forecast future results.

Adjusted EBITDA is defined as net income before provision for income taxes, other net expense and income, depreciation and amortization, non-recurring stock-based compensation expense, restructuring costs, and third party transaction costs related to the acquisition of RiskMetrics. Adjusted EBITDA is not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies.

Adjusted EPS is defined as per share net income before after-tax impact of amortization of intangibles, non-recurring stock-based compensation, restructuring costs, third party transaction expenses associated with the acquisition of RiskMetrics and debt repayment and refinancing expenses. Adjusted EPS is not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA Non-Compensation Expenses are defined as non-compensation expenses before third party transaction costs related to transaction costs, restructuring costs, amortization of intangibles and depreciation and amortization.

We believe that adjustments related to transaction costs and refinancing expenses are useful to management and investors because it allows for an evaluation of MSCI’s underlying operating performance by excluding the costs incurred in connection with the acquisition of RiskMetrics. Other adjustments related to expenses incurred in connection with the repricing of our debt also highlight MSCI’s underlying operating performance by excluding non-recurring expenses. Additionally, we believe that adjusting for non-recurring stock-based compensation expenses and the amortization of intangible assets may help investors compare our performance to that of other companies in our industry as we do not believe that other companies in our industry have as significant a portion of their operating expenses represented by one-time non-recurring stock-based compensation expenses and amortization of intangible assets. We believe that the non-GAAP financial measures presented in this Proxy Statement facilitate meaningful period-to-period comparisons.

Annex B

DIRECTOR INDEPENDENCE STANDARDS

The board has established these guidelines to assist it in determining whether or not directors qualify as “independent” pursuant to the guidelines and requirements set forth in the New York Stock Exchange’s Corporate Governance Rules. In each case, the Board will broadly consider all relevant facts and circumstances and shall apply the following standards (in accordance with the guidance, and subject to the exceptions, provided by the New York Stock Exchange in its Commentary to its Corporate Governance Rules and, with respect to the guidelines in Section 1 below, subject to the applicable Transition Rule set forth in such Rules):

1.	Employment and commercial relationships affecting independence.

A. Current Relationships. A director will not be independent if: (i) the director is a current partner or current employee of MSCI’s internal or external auditor; (ii) an immediate family member of the director is a current partner of MSCI’s internal or external auditor; (iii) an immediate family member of the director is a current employee of MSCI’s internal or external auditor and personally works on MSCI’s audit or assurance or tax compliance matters; (iv) the director is a current employee, or an immediate family member of the director is a current executive officer, of an entity that has made payments to, or received payments from, MSCI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or (v) the director’s spouse, parent, sibling or child is currently employed by MSCI.

B. Relationships within Preceding Three Years. A director will not be independent if, within the preceding three years: (i) the director is or was an employee of MSCI; (ii) an immediate family member of the director is or was an executive officer of MSCI; (iii) the director or an immediate family member of the director was (but no longer is) a (a) partner or employee of MSCI’s internal or external auditor and (b) personally worked on MSCI’s audit within that time; (iv) the director or an immediate family member of the director received more than $120,000 in direct compensation in any twelve-month period from MSCI, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or (v) a present MSCI executive officer is or was on the compensation committee of the board of directors of a company that concurrently employed the MSCI director or an immediate family member of the director as an executive officer.

2.	Relationships not deemed material for purposes of director independence.

In addition to the provisions of Section 1 above, each of which must be fully satisfied with respect to each independent director, the Board must affirmatively determine that the director has no material relationship with MSCI. To assist the Board in this determination, and as permitted by the New York Stock Exchange’s Corporate Governance Rules, the Board has adopted the following categorical standards of relationships that are not considered material for purposes of determining a director’s independence. Any determination of independence for a director that does not meet these categorical standards will be based upon all relevant facts and circumstances and the Board shall disclose the basis for such determination in the Company’s proxy statement.

A. Equity Ownership. A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with MSCI, so long as such director’s ownership interest does not exceed 5% of the total equity or partnership interests in that other party.

B. Other Directorships. A relationship arising solely from a director’s position as (i) director or advisory director (or similar position) of another company or for-profit corporation or organization that engages in a transaction with MSCI or (ii) director or trustee (or similar position) of a tax exempt organization that engages in a transaction with MSCI (other than a charitable contribution to that organization by MSCI).

B-1

C. Ordinary Course Business. A relationship arising solely from transactions (including, but not limited to, providing data or other products or services to MSCI or licensing products or services from MSCI), between MSCI and a director or company of which a director is an executive officer, employee or owner of 5% or more of the equity of that company, if such transactions are made in the ordinary course of business and on terms and conditions and under circumstances that are substantially similar to those prevailing at the time for comparable transactions, products or services for or with unaffiliated third parties.

D. Indebtedness. A relationship arising solely from a director’s status as an executive officer, employee or owner of 5% or more of the equity of a company to which MSCI is indebted at the end of MSCI’s preceding fiscal year, so long as the aggregate amount of the indebtedness of MSCI to such company is not in excess of 2% of MSCI’s total consolidated assets at the end of MSCI’s preceding fiscal year.

E. Charitable Contributions. A relationship arising solely from a director’s status as an officer, employee, director or trustee of a tax exempt organization, and the discretionary charitable contributions by MSCI (directly or through any foundation or similar organization established by MSCI) to the organization are less than the greater of $1 million or 2% of the organization’s consolidated gross revenues (as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards). Automatic matching of employee charitable contributions are not included in MSCI’s contributions for this purpose)

F. Professional, Social and Religious Organizations and Educational Institutions. A relationship arising solely from a director’s membership in the same professional, social, fraternal or religious association or organization, or attendance at the same educational institution, as an executive officer.

G. Family Members. Any relationship or transaction between an immediate family member of a director and MSCI shall not be deemed a material relationship or transaction that would cause the director not to be independent if the standards in this Section 2 would permit the relationship or transaction to occur between the director and MSCI.

B-2

Annex C

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MSCI INC.

~~November 14, 2007~~

May 2, 2012

MSCI Inc. (originally incorporated as Morgan Stanley Capital International Inc.), a Delaware corporation, the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on July 2, 1998 and amended and restated on November 14, 2007, HEREBY CERTIFIES that this ~~further~~ Second Amended and Restated Certificate of Incorporation restating, integrating and amending its Amended and Restated Certificate of Incorporation was duly proposed by its Board of Directors and adopted by its stockholders in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

ARTICLE 1

NAME

The name of the corporation (which is hereinafter referred to as the “Corporation”) is: MSCI Inc.

ARTICLE 2

ADDRESS

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE 3

PURPOSE

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE 4

CAPITALIZATION

(a)

Authorized Stock. The total number of shares of stock which the Corporation shall have authority to issue is 850,000,000, consisting of ~~500~~750,000,000 shares of ~~Class A~~ common stock, par value $0.01 per share (~~the “Class A Common Stock”), 250,000,000 shares of Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock,~~ the “Common Stock”)~~,~~ and 100,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). ~~Upon~~ Effective upon the ~~effectiveness~~ filing of this Amended and Restated Certificate of Incorporation~~(the “Effective Time”),~~, without any further action on the part of the Corporation or its stockholders, (i) each share of ~~Common Stock issued and~~ the Corporation’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”) outstanding immediately prior ~~to the Effective Time~~ thereto shall be ~~automatically converted, without further action on the part of the Corporation or any holder~~ redesignated as one share of ~~such~~Common Stock~~,~~

~~into 2861.235208 shares~~ and (ii) all references to the Class A Common Stock or any right to purchase or acquire the Class A Common Stock (whether in the Certificate of ~~Class B~~Incorporation or otherwise) shall refer to the Common Stock. The number of authorized shares of ~~Class A Common Stock or Class B~~ Common Stock may be increased or decreased (but not below the number of shares of ~~Class A Common Stock or Class B~~ Common Stock then outstanding) by any such affirmative vote as may be required at that time by the General Corporation Law of the State of Delaware.

(b) Common Stock. ~~(a) Ranking. The preferences, limitations and rights of the Class A Common Stock and Class B Common Stock, and the qualifications and restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided for in this Certificate of Incorporation.~~

~~(b) Voting.~~ Except as otherwise provided by law or by a Preferred Stock Designation (as defined in this Article 4), the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Except as otherwise required by law or expressly provided for in this Certificate of Incorporation~~:~~ , each share of Common Stock outstanding on any record date shall be entitled to one vote upon all matters upon which stockholders shall have the right to vote. The holders of Common Stock are not entitled to cumulative voting rights.

~~(i) each share of Class A Common Stock outstanding on any record date shall be entitled to one vote and each share of Class B Common Stock outstanding on such record date shall be entitled to five votes in respect of any actions of shareholders for which such record date was fixed; provided, however, that each share of Common Stock shall have one vote only for purposes of approving any of the following matters:~~

~~(A) the consummation of any merger, consolidation or other business combination of the Corporation, or the issuance, sale, transfer or assignment of securities of the Corporation that would, following such issuance, sale, transfer or assignment, represent a majority of the voting power of the Corporation’s then-outstanding Common Stock to any person, in a single transaction or series of related transactions;~~

~~(B) the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries on a consolidated basis, directly or indirectly, in one or more transactions, to any person; or~~

~~(C) the voluntary liquidation, dissolution or winding up of the Corporation;~~

~~(ii) the Class A Common Stock and the Class B Common Stock shall vote together as a single class;~~

~~(iii) the vote required to constitute approval of any corporate action shall be a majority of all votes cast on the matter by the holders of outstanding shares of Common Stock at a meeting at which a quorum exists; and~~

~~(iv) holders of Common Stock shall be entitled to cast votes in person or by proxy in the manner and to the extent permitted under the Bylaws of the Corporation (the “Bylaws”).~~

~~(c) Amendments. So long as any shares of Class A Common Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock, (i) amend, alter or repeal any provision of this Article 4 so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Class A Common Stock as compared to those of the Class B Common Stock; or (ii) take any other action upon which class voting is required by law. So long as any shares of Class B Common Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class B Common Stock, (i) amend, alter or repeal any provision of this Article 4 so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Class B Common Stock as compared to those of the Class A Common Stock; or (ii) take any other action upon which class voting is required by law.~~

~~(d) Dividends; Changes in Common Stock. No dividend or distribution may be declared or paid on any share of Class A Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or distribution be declared or paid on any share of Class B Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that if dividends are declared that are payable in shares of Class A Common Stock or Class B Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock or Class B Common Stock, dividends shall be declared that are payable at the same rate on both classes of Common Stock and the dividends payable in shares of Class A Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock shall be payable to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock or in rights, options warrants or other securities convertible into or exchangeable for shares of Class B Common Stock shall be payable to holders of Class B Common Stock.~~

~~If the Corporation in any manner subdivides or combines the outstanding shares of Class B Common Stock, the outstanding shares of the Class A Common Stock shall be proportionately subdivided or combined, as the case may be. Similarly, if the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, the outstanding shares of Class B Common Stock shall be proportionately subdivided or combined, as the case may be.~~

~~(e) Liquidation. Subject to the rights of the holders of Preferred Stock, shares of Class B Common Stock shall rank pari passu with shares of Class A Common Stock as to distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this paragraph (e), shall not be deemed to be occasioned by or to include any voluntary consolidation or merger of the Corporation with or into any other corporation or other entity or corporations or other entities or a sale, lease or conveyance of all or a part of its assets.~~

~~(f) Reorganization or Merger. Subject to the rights of the holders of Preferred Stock, in the case of any reorganization, share exchange or merger of the Corporation with another corporation in which shares of Class A Common Stock or Class B Common Stock are converted into (or entitled to receive with respect thereto) shares of stock and/or other securities or property (including cash), each holder of a share of Class A Common Stock and each holder of a share of Class B Common Stock shall be entitled to receive with respect to each such share the same kind and amount of shares of stock and other securities and property (including cash). In the event that the holders of shares of Class A Common Stock or of shares of Class B Common Stock are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of shares of Class A Common Stock and holders of shares of Class B Common Stock are granted substantially identical election rights, as the case may be.~~

~~(g) Conversion of Class B Common Stock.~~

~~(i) Prior to the date on which shares of Class B Common Stock are transferred to shareholders or securityholders of Morgan Stanley, a Delaware Corporation (“Morgan Stanley”), in a transaction, including any distribution in exchange for Morgan Stanley’s shares or securities, intended to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code, or any corresponding provision of any successor statute (a “Tax-Free Spin-Off”), each record holder of shares of Class B Common Stock may convert any or all of such shares into an equal number of shares of Class A Common Stock by surrendering the certificates, if any, for such shares, accompanied by any payment required for documentary, stamp or similar issue or transfer taxes and by a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock (including, but not limited to, for the purpose of the sale or other disposition of~~

~~such shares of Class A Common Stock), and requesting that the Corporation issue all of such shares of Class A Common Stock to the persons named in such notice. Such notice shall set forth the number of shares of Class A Common Stock to be issued to each such person and the denominations in which the certificates, if any, therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender. Following a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer be convertible into shares of Class A Common Stock. For purposes of this Section, a Tax-Free Spin-Off shall be deemed to have occurred at the time the shares are first transferred to shareholders or securityholders of Morgan Stanley following receipt of a certificate described in (C) of paragraph (g)(vi) of this Article 4 below.~~

~~(ii) Prior to the occurrence of a Tax-Free Spin-Off, each share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by Morgan Stanley, Capital Group International Inc., a California corporation (“Capital Group”), or by any of their subsidiaries or Affiliates (as defined in Article 10 of this Certificate of Incorporation). Shares of Class B Common Stock shall not convert automatically into shares of Class A Common Stock (A) as a result of a transfer of Class B Common Stock to shareholders or securityholders of Morgan Stanley in a Tax-Free Spin-Off or (B) in any transfer after a Tax-Free Spin-Off.~~

~~(iii) The Corporation shall provide notice of any automatic conversion of outstanding shares of Class B Common Stock to holders of record of such shares of Common Stock pursuant to paragraph (g)(ii) of this Article 4 above as soon as practicable following such conversion; provided, however, that the Corporation may satisfy such notice requirements by providing such notice prior to such conversion. Such notice shall be provided by any means then permitted by the General Corporation Law of the State of Delaware; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall, as appropriate, (A) state the automatic conversion date; (B) identify the outstanding shares of Class B Common Stock that are automatically converted; and (C) the place or places where certificates if any, for such shares may be surrendered in exchange for certificates, if any, representing Class A Common Stock, or the method by which book-entry interest in the Class A Common Stock may be obtained in exchange for such certificates in respect of shares of Class B Common Stock. (iv) Immediately upon conversion of any shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this Article 4, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion subject to the following sentence. Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this Article 4, any dividend for which the record date or payment date shall be subsequent to such conversion which may have been declared on the shares of Class B Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend that shall have been declared on such shares payable in shares of Class B Common Stock shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.~~

~~(v) Prior to the occurrence of a Tax-Free Spin-Off, holders of shares of Class B Common Stock may (A) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer that meets the requirements of paragraph (g)(vi) of this Article 4 below, and under no other circumstances; or (B) convert any or all of such shares into shares of Class A Common Stock (including, but not limited to, for the purpose of the sale or other disposition of such shares of Class A Common Stock to any person as provided in paragraph (g)(i) of this Article 4 above). Prior to the occurrence of a Tax-Free Spin-Off, no one other than persons in whose names shares of Class B Common Stock become registered on the original stock ledger of the Corporation, or transferees or successive~~

~~transferees who receive shares of Class B Common Stock in connection with a transfer meeting the requirements set forth in paragraph (g)(vi) of this Article 4 below, shall have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for his or her own benefit the special rights and powers of a holder of shares of Class B Common Stock. Holders of shares of Class B Common Stock may at any and all times transfer to any person the shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock (subject to any restrictions at such time on transfers of shares of Class A Common Stock).~~

~~(vi) Prior to the occurrence of a Tax-Free Spin-Off, shares of Class B Common Stock shall be transferred on the books of the Corporation upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the Corporation) of proper transfer documents, accompanied by a certificate stating any of the following: (A) that such transfer is to Morgan Stanley or an Affiliate (as defined in Article 10 of this Certificate of Incorporation) or a subsidiary of Morgan Stanley; (B) that such transfer is to Capital Group or an Affiliate (as defined in Article 10 of this Certificate of Incorporation) or a subsidiary of Capital Group; or (C) that such transfer is to the shareholders or securityholders of Morgan Stanley in connection with a Tax-Free Spin-Off.~~

~~(vii) Prior to the occurrence of a Tax-Free Spin-Off, every certificate of shares of Class B Common Stock, if any, shall bear a legend on its face reading as follows:~~

~~THE SHARES OF CLASS B COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED TO ANY PERSON IN CONNECTION WITH A TRANSFER THAT DOES NOT MEET THE REQUIREMENTS SET FORTH IN PARAGRAPH (g)(vi) OF ARTICLE 4 OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THIS CORPORATION AND NO PERSON WHO RECEIVES SUCH SHARES IN CONNECTION WITH A TRANSFER THAT DOES NOT MEET THE REQUIREMENTS PRESCRIBED IN SUCH ARTICLE IS ENTITLED TO OWN OR TO BE REGISTERED AS THE RECORD HOLDER OF SUCH SHARES OF CLASS B COMMON STOCK, BUT THE RECORD HOLDER OF THIS CERTIFICATE MAY AT SUCH TIME AND IN THE MANNER SET FORTH IN PARAGRAPH (g) OF ARTICLE 4 OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THIS CORPORATION CONVERT SUCH SHARES OF CLASS B COMMON STOCK INTO THE SAME NUMBER OF SHARES OF CLASS A COMMON STOCK, INCLUDING BUT NOT LIMITED TO, FOR PURPOSES OF EFFECTING THE SALE OR OTHER DISPOSITION OF SUCH SHARES OF CLASS A COMMON STOCK TO ANY PERSON. EACH HOLDER OF THIS CERTIFICATE, BY ACCEPTING THE SAME, ACCEPTS AND AGREES TO ALL OF THE FOREGOING.~~

~~Upon and after the transfer of shares of Class B Common Stock in a Tax-Free Spin-Off, certificates for shares of Class B Common Stock, if any, shall no longer bear the legend set forth above.~~

~~(viii) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.~~

~~Preferred Stock~~

~~The Preferred Stock may be issued from time to time in one or more series.~~ (c) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (i) the designation of the series, which may be by distinguishing number, letter or title; (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding); (iii) the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or non-cumulative; (iv) dates at which dividends, if any, shall be payable; (v) the redemption rights and price or prices, if any, for shares of the series; (vi) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series; (vii) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; (viii) whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; (ix) restrictions on the issuance of shares of the same series or of any other class or series; (x) the voting rights, if any, of the holders of shares of the series; and (xi) such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors determines.

The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation or by applicable law, the holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The holders of the shares of Common Stock shall at all times, except as otherwise provided in this Certificate of Incorporation or as required by law, vote as one class, together with the holders of any other class or series of stock of the Corporation accorded such general voting rights.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE 5

BY-LAWS

In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

(a) to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; provided, further that, in the case of amendments by stockholders, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock (as defined in Article 12), voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the Bylaws or to adopt any additional Bylaw; and

(b) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE 6

ACTION OF STOCKHOLDERS

~~Prior to a transaction or series of transactions which results in Morgan Stanley or its Affiliates (as defined in Article 10 of this Certificate of Incorporation) owning in the aggregate less than 50% of the aggregate voting power of the Voting Stock (as defined in Article 12 of this Certificate of Incorporation, and as calculated on a fully-diluted basis and without giving effect to paragraph (b)(i)(A) – (C) of Article 4) of the Corporation (a “Change of Control”), the stockholders reserve the right to amend this Certificate of Incorporation in any manner as permitted by the General Corporation Law of the State of Delaware and all rights and powers conferred herein on directors and officers, if any, are subject to this reserved power.~~

~~Immediately upon the occurrence of a Change of Control and without any action on the part of the Corporation or the stockholders, any~~ Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation.

ARTICLE 7

BOARD OF DIRECTORS

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed in such manner as prescribed in the Bylaws of the Corporation and may be increased or decreased from time to time in such manner as prescribed in the Bylaws.

Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be elected annually at each annual meeting of stockholders of the Corporation to hold office for a term expiring at the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified.

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders, and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any director may be removed from office at any time, with or without cause.

ARTICLE 8

INDEMNIFICATION

Each person who is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents (other than a director or officer) of the Corporation, to directors, officers, employees or agents of a subsidiary, and to each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers of the Corporation. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by this Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article 8.

Any amendment or repeal of this Article 8 shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE 9

DIRECTOR’S LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article 9 shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

If the General Corporation Law of the State of Delaware shall be amended to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

ARTICLE 10

CORPORATE OPPORTUNITIES

The Corporation hereby acknowledges and agrees that, notwithstanding any other provisions of this Certificate of Incorporation:

(a) Nothing herein shall in any way limit or be construed as limiting the ability of Morgan Stanley or any member (other than members employed by the Corporation) of the Board of Directors who is an Affiliate (as defined below) of Morgan Stanley (each, an “Unlimited Party”) to, and such Unlimited Parties may, in the past, present or future, carry out and engage in any and all activities associated with any business, including, without limitation, principal investments and underwriting (including investments in, and underwriting investments of, securities of the Unlimited Parties or of other entities directly or indirectly involved in any aspect of the financial services industry, including, without limitation, direct competitors of the Corporation), trading, brokerage, agency, financing, derivatives, foreign exchange and asset management activities, and for the avoidance of doubt and without limiting the generality of the foregoing, the Unlimited Parties may: (i) purchase and hold long or short positions, otherwise make investments, trade or otherwise effect transactions, for their own account or the account of their customers, in the debt or equity securities or loans of entities that may directly or indirectly compete with any or all of the business of the Corporation (the “Other Companies”); and (b) provide financial advice to the Other Companies.

(b) The Unlimited Parties may have information that may be of interest or value to the Corporation (the “Information”) regarding various matters, including, without limitation, (i) each Unlimited Party’s products, plans, services and technology, and plans and strategies relating thereto, (ii) current and future investments each Unlimited Party has made, may make, may consider or may become aware of with respect to other companies and other products, services and technology, including without limitation, any Other Companies, and (iii) developments with respect to the technologies, products and services, and plans and strategies relating thereto, including, without, limitation, any Other Companies. The Corporation agrees that the Unlimited Parties shall have no duty to disclose any Information to the Corporation or permit the Corporation to participate in any investments or transactions based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Corporation if it were aware of such Information.

(c) Without limiting the foregoing, the doctrine of corporate opportunity shall not apply as between the Corporation or any Unlimited Party, and (i) the Unlimited Parties shall have no obligation to refrain from (A) engaging in any business opportunity, transaction or other matter that involves any aspect of the financial services industry or otherwise developing, marketing or using any products or services that compete, directly or indirectly, with those of the Corporation (whether presently existing or arising in the future) (an “Other Business”), (B) investing or owning any interest publicly or privately in, entering into any venture, agreement or arrangement with, or developing a business relationship or strategic relationship with, any entity engaged in any Other Business, (C) doing business with any client or customer of the Corporation or (D) employing or otherwise engaging a former officer or employee of the Corporation; (ii) the Corporation shall not have any right in or to, or to be offered any opportunity to participate or invest in, any Other Business engaged or to be engaged in by any Unlimited Party or any right in or to any income or profits therefrom; and (iii) no Unlimited Party shall have any duty to communicate or offer to the Corporation any opportunity to participate or invest in, or any income or profits derived from, any Other Business engaged in by such Unlimited Party.

(d) The Corporation expressly authorizes and consents to the involvement of each Unlimited Party in any Other Business and expressly waives, to the fullest extent permitted by applicable law, any right to assert any claim that any such involvement breaches any duty owed to the Corporation or to any stockholder of the Corporation or to assert that such involvement constitutes a conflict of interest by such Unlimited Party with respect to the Corporation or any of its subsidiaries or any stockholder; and nothing contained herein shall limit, prohibit or restrict any designee serving on the Corporation’s Board of Directors from serving on the board of directors or other governing body or committee of any Other Companies.

As used in this Certificate of Incorporation, the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

ARTICLE 11

SECTION 203~~OPT-OUT~~

~~Prior to any Change of Control, the~~ The Corporation expressly elects ~~not~~ to be governed by Section 203 of the General Corporation Law of the State of Delaware.

~~Immediately upon the occurrence of a Change of Control and without any action on the part of the Corporation or the stockholders, the Corporation shall be governed by Section 203 of the General Corporation Law of the State of Delaware.~~

ARTICLE 12

AMENDMENTS

Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article 12; provided, however, that any amendment or repeal of Article 8 or 9 of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any share of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (a) of Article 5 or this second paragraph of Article 12. For the purposes of this Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

This Certificate shall become effective upon the filing of this Second Amended and Restated ~~Certification~~Certificate of Incorporation with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, MSCI Inc. has caused this Second Amended and Restated Certificate of Incorporation to be signed in its name on the date included above.

MSCI INC.

By:
Name:
Title:

MSCI INC. ATTN: CECILIA AZA 1 CHASE MANHATTAN PLAZA 44th FLOOR NEW YORK, NY 10005

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 1, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 1, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		For	Against	Abstain
01	Benjamin F. duPont		☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
02	Henry A. Fernandez		☐	☐	☐			For	Against	Abstain
03	Alice W. Handy		☐	☐	☐	2	To approve, by non-binding vote, our executive compensation, as described in these proxy materials.	☐	☐	☐
04	Catherine R. Kinney		☐	☐	☐
05	Linda H. Riefler		☐	☐	☐	3	To ratify the appointment of Deloitte & Touche LLP as independent auditor.	☐	☐	☐
06	George W. Siguler		☐	☐	☐
07 08	Patrick Tierney Rodolphe M. Vallee		☐ ☐	☐ ☐	☐ ☐	4

To amend our Amended and Restated Certificate of Incorporation to eliminate the authorized shares of Class B common stock, increase the total number of authorized shares of Class A common stock, refer to the Class A common stock as “common stock” and make certain other conforming changes.

								☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address change/comments, mark here.					☐
(see reverse for instructions)			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

MSCI INC.

Annual Meeting of Shareholders May 2, 2012 2:30 PM (EDT)

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Gary Retelny and Frederick W. Bogdan, or either of them, as proxies of the undersigned, each with the power of substitution and hereby authorizes them to represent and to vote as designated on the reverse side of this proxy card all of the shares of common stock of MSCI Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of MSCI Inc. to be held on May 2, 2012 at 2:30 PM (EDT), at One Chase Manhattan Plaza, 28th Floor, New York, NY 10005 and at any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side